MASTER REPURCHASE AGREEMENT

Among:

UBS REAL ESTATE SECURITIES INC., as Buyer

and

RAIT CRE CONDUIT II, LLC, as Seller

and

RAIT FINANCIAL TRUST, as Guarantor

Dated as of January 24, 2014
TABLE OF CONTENTS

Page

SECTION 1.
SECTION 2.
SECTION 3.
SECTION 4.
SECTION 5.
SECTION 6.
SECTION 7.
SECTION 8.
SECTION 9.
SECTION 10.
SECTION 11.
SECTION 12.
SECTION 13.
SECTION 14.
SECTION 15.
SECTION 16.
SECTION 17.
SECTION 18.
SECTION 19.
SECTION 20.
SECTION 21.
SECTION 22.
SECTION 23.
SECTION 24.
SECTION 25.
SECTION 26.
SECTION 27.
SECTION 28.
SECTION 29.
SECTION 30.
SECTION 31.
SECTION 32.
SECTION 33.
SECTION 34.
SECTION 35.
SECTION 36.
APPLICABILITY
DEFINITIONS
INITIATION; TERMINATION
MARGIN AMOUNT MAINTENANCE; PURCHASE PRICE RESET
COLLECTIONS; INCOME PAYMENTS
REQUIREMENT OF LAW
TAXES.
SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
PAYMENT, TRANSFER; ACCOUNTS
RESERVED
REPRESENTATIONS
COVENANTS
EVENTS OF DEFAULT
REMEDIES
INDEMNIFICATION AND EXPENSES; RECOURSE
SERVICING
DUE DILIGENCE
ASSIGNABILITY
TRANSFER AND MAINTENANCE OF REGISTER.
HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
TAX TREATMENT
SET-OFF
TERMINABILITY
NOTICES AND OTHER COMMUNICATIONS
USE OF ELECTRONIC MEDIA
ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT
GOVERNING LAW
SUBMISSION TO JURISDICTION; WAIVERS
NO WAIVERS, ETC.
NETTING
CONFIDENTIALITY
INTENT
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
CONFLICTS
MISCELLANEOUS
GENERAL INTERPRETIVE PRINCIPLES

SCHEDULES AND EXHIBITS

SCHEDULE 1 SCHEDULE 2 SCHEDULE 3 SCHEDULE 4	Representations and Warranties Responsible Officers Scheduled Indebtedness Schedule of Competitors
EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D EXHIBIT E EXHIBIT F EXHIBIT G EXHIBIT H EXHIBIT I EXHIBIT J EXHIBIT K-1 EXHIBIT K-2	Form of Release Letter
Form of Distribution Worksheet
Form of Power of Attorney
Form of Tax Compliance Certificate
Form of Collateral Administrator Report
Form of Transaction Request and Confirmation
Form of Notice to Obligor
Form of Request for Repurchase and Confirmation
Form of Custodial Delivery Letter
Reserved
Form of Collateral Administrator Notice and Pledge
Form of Collateral Administrator Notice

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of January 24, 2014, among RAIT CRE CONDUIT II, LLC, a Delaware limited liability company (“Seller”), RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“Guarantor”) and UBS REAL ESTATE SECURITIES INC., a Delaware corporation (the “Buyer”).

SECTION 1. APPLICABILITY

From time to time at the request of Seller the parties hereto may enter into transactions in which (a) Seller agrees to transfer to Buyer Purchased Assets against the transfer of funds by Buyer, and (b) Buyer simultaneously agrees to transfer to Seller each of such Purchased Assets on the applicable Repurchase Date against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing. This Agreement is a commitment by Buyer to enter into Transactions with Seller up to the Maximum Committed Purchase Price, and sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement in excess of the Maximum Committed Purchase Price. The commitment to enter into Transactions up to the Maximum Committed Purchase Price, and in Buyer’s sole discretion up to the Maximum Aggregate Purchase Price, shall be subject to satisfaction of all terms and conditions of this Agreement.

The Pricing Letter is one of the Program Documents as defined below. The Pricing Letter is incorporated by reference into this Agreement and each Seller Party and Buyer agree to adhere to all terms, conditions and requirements of the Pricing Letter as incorporated herein. In the event of a conflict or inconsistency between this Agreement and the Pricing Letter, the terms of the Pricing Letter shall govern.

SECTION 2. DEFINITIONS

As used herein, the defined terms set forth below shall have the meanings set forth herein. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Pricing Letter. Additionally, as used herein, the following terms shall have the meanings defined in the Uniform Commercial Code: accounts, chattel paper (including electronic chattel paper), goods (including inventory and equipment and any accessions thereto), instruments (including promissory notes), documents, investment property, general intangibles (including payment intangibles and software), and supporting obligations, products and proceeds.

“1934 Act” shall have the meaning set forth in Section 33 of the Agreement.

“A-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the senior or pari passu senior position of a Commercial Mortgage Loan.

“Accepted Servicing Practices” shall mean, with respect to any Purchased Asset, customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers or such other practices as are permitted under the Collateral Administration Agreement.

“Acquisition Cost” shall mean the total cost to Seller of originating or acquiring a Purchased Asset, which shall mean (i) with respect to an originated Purchased Asset, the outstanding principal balance advanced by Seller to the related Obligor or (ii) with respect to an acquired Purchased Asset, the purchase price paid by Seller for such Purchased Asset plus any principal balance advanced by Seller to the related Obligor.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agreement” shall mean this Master Repurchase Agreement among Buyer and each Seller Party, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms of the Agreement.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Debt Service” shall mean, for any Purchased Asset (a) twelve (12) times the monthly payment in effect on the date of determination with respect to the related Purchased Asset or (b) if the related Purchased Asset provides for an initial interest-only period and provides for scheduled amortization payments thereafter, twelve (12) times the average monthly payment of principal and interest payable during the amortization period. Annual debt service and debt service coverage ratios are calculated using the average of the interest payments for the twelve (12) month period immediately preceding the date of determination or, if less than twelve (12) monthly payments have occurred, the average of the interest payments for such period.

“Annual Financial Statement Date” shall have the meaning set forth in the Pricing Letter.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 11(x) of the Agreement.

“Appraised Value” shall mean, with respect to any Purchased Asset, the “as is” value set forth in a Qualified Appraisal of the related Mortgaged Property.

“Approved CPA” shall mean Grant Thornton, LLP and its successors.

“Approved Product” shall mean each Product approved by Buyer as identified in the Pricing Letter. Notwithstanding any reference to a Product herein, such Product shall not be an Approved Product unless expressly identified as such in the Pricing Letter or Transaction Request and Confirmation.

“Approved Underwriting Guidelines” shall mean the underwriting guidelines approved by Buyer in its sole good faith discretion.

“Asset File” shall mean the documents specified on Exhibit A to the Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Asset Manager” shall mean Situs Asset Management LLC, or any other asset manager agreed between Seller and Buyer, and as further set forth in Section 16(g) of the Agreement.

“Asset Manager Fee” shall have the meaning set forth in the Pricing Letter.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an Asset Schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer in accordance with the terms of this Agreement and to Custodian as set forth in the Custodial Agreement, which provides information relating to the Purchased Assets in the form of Annex 1 to Exhibit F hereto.

“Asset Value” shall have the meaning set forth in the Pricing Letter.

“Assignment and Acceptance” shall have the meaning set forth in Section 18 of the Agreement.

“Assignment of Leases” shall mean, with respect to any Mortgage or other security agreement, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage or other security agreement.

“ASTM” shall have the meaning set forth in Schedule 1 of the Agreement.

“B-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the junior position of a Commercial Mortgage Loan.

“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Blank Assignment Documents” shall have the meaning set forth in Section 3(b)(vii) of the Agreement.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean UBS Real Estate Securities Inc., its permitted successors in interest and assigns pursuant to Section 18 and, with respect to Section 7, its participants as previously disclosed to Seller in writing.

“Certified Operating Histories” shall have the meaning set forth in Schedule 1 of the Agreement.

“Certified Rent Roll(s)” shall have the meaning set forth in Schedule 1 of the Agreement.

“Change in Control” shall mean any of the following events which shall have occurred without Buyer’s prior written consent:

(a) any transaction or event as a result of which RAIT Partnership, L.P. ceases to own, beneficially or of record, 100% of the membership interests of Seller; or

(b) any transaction or event as a result of which Guarantor ceases to own, directly or indirectly, beneficially or of record, 100% of the partnership interests of Collateral Administrator; or

(c) the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with any securitization transaction); or

(d) the consummation of a merger or consolidation of Guarantor with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of Guarantor immediately prior to such merger, consolidation or other reorganization.

“CLTA” shall mean California Land Title Association, or any successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Administrator” shall mean RAIT Partnership, L.P., or a nationally recognized third party, or any other party as agreed upon by Seller and Buyer.

“Collateral Administration Agreement” shall mean (i) that certain Collateral Administration Agreement, dated January 24, 2014 between Collateral Administrator and Seller, amended from time to time with the consent of Buyer, or (ii) any other collateral administrator agreement as approved by Buyer in its sole discretion.

“Collateral Administrator Default” shall mean any “event of default” under the Collateral Administration Agreement.

“Collateral Administrator Notice” shall mean (i) the notice and pledge agreement among Guarantor, Seller and Buyer and acknowledged by Collateral Administrator, in the form of Exhibit K-1 hereto, if the Collateral Administrator is an Affiliate of Seller and (ii) the notice acknowledged by a third-party Collateral Administrator substantially in the form of Exhibit K-2 hereto, if the Collateral Administrator is not an Affiliate of Seller.

“Commercial Mortgage Loan” shall mean a fixed or floating rate senior mortgage loan that is secured by a first mortgage lien on one or more properties that are each used as an Approved Product.

“Commercial Mortgage Loan Documents” shall mean the documentation governing a Commercial Mortgage Loan and all ancillary documents related thereto.

“Commitment Fee” shall have the meaning set forth in the Pricing Letter.

“Competitor” shall mean each entity set forth on Schedule 4.

“Complete Submission” shall mean with respect to any Transaction, the Summary Diligence Materials, which shall include the Schedule of Exceptions to be attached to the applicable Transaction Request and Confirmation, together with the Asset Schedule to be attached thereto.

“Confidential Information” shall have the meaning set forth in Section 12(u) of the Agreement.

“Confidential Terms” shall have the meaning set forth in Section 31 of the Agreement.

“Control Account” shall have the meaning set forth in Section 5(a) of the Agreement.

“Control Agreement” shall mean a letter agreement relating to the Control Account, in form and substance acceptable to Buyer in its good faith discretion, as the same may be amended from time to time.

“Costs” shall have the meaning set forth in Section 15(a) of the Agreement.

“Credit Event” shall mean an event or circumstance relating to the Mortgaged Property that could reasonably be expected to have a material adverse effect on the value or cash flows of the Mortgaged Property, as determined by Buyer in its sole good faith discretion.

“Credit File” shall mean with respect to each Purchased Asset, the documents and instruments relating to the origination and administration of such Purchased Asset.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.

“Custodial Asset Transmission” shall have the meaning set forth in the Custodial Agreement.

“Custodial Delivery Letter” shall have the meaning set forth in the Custodial Agreement.

“Custodial Fees” shall mean the fees charged by the Custodian under the Custodial Agreement.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor thereto under the Custodial Agreement.

“Debt Service Coverage Ratio” or “DSCR” shall mean, with respect to any Purchased Asset, as of any date of determination, the Underwritten Net Cash Flow for the related Mortgaged Property divided by the Annual Debt Service of such Purchased Asset.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30 of the Agreement.

“Delinquent Asset” shall mean any Purchased Asset as to which any Scheduled Payment, or part thereof, remains unpaid following the original Due Date for such Scheduled Payment, and following any applicable grace period, cure period and/or notice period.

“Distribution Worksheet” shall mean a worksheet setting forth the amounts and recipients of remittances to be made on the next succeeding Payment Date, substantially in the form of Exhibit B.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Scheduled Payment is due on a Purchased Asset, exclusive of any days of grace.

“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Record” shall mean “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions.

“Electronic Signature” shall have the meaning set forth in E-Sign.

“Electronic Transactions” shall mean transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures.

“Eligible Asset” shall mean (a) a Commercial Mortgage Loan that, as of the applicable Purchase Date, conforms with the applicable representations and warranties set forth on Schedule 1 hereto in all material respects, subject to such Schedule of Exceptions relating thereto as shall be acceptable to Buyer in its reasonable discretion, (b) a senior Participation Interest in an Eligible Asset that is evidenced by a Participation Certificate, (c) if an Eligible Asset is in an A/B structure (where the A-Note is senior to the B-Note), the A-Note thereof, (d) a junior or pari passu Participation Interest in an Eligible Asset that is evidenced by a Participation Certificate (provided that the respective senior or pari passu Participation Interest with respect thereto is a Purchased Asset), (e) if an Eligible Asset is in an A/B structure (where the A-Note is senior to the B-Note), a B-Note (provided that the A-Note with respect thereto is a Purchased Asset), or (f) if an Eligible Asset is in an A-1/A-2 structure (where the A-1 Note and A-2 Note are pari passu), a A-2 Note (provided that the A-1 Note with respect thereto is a Purchased Asset).

“Environmental Condition” shall mean recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor).

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety, or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall have the meaning set forth in Section 11(y) of the Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall, with respect to any Person, mean any Person with which it is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, which is treated as a single employer described in Section 414(m) or (o) of the Code.

“ESA” shall have the meaning set forth in Schedule 1 of the Agreement.

“Event of Default” shall have the meaning set forth in Section 13 of the Agreement.

“Excluded Affiliate” shall mean any Affiliate of Guarantor or Seller that satisfies any of the following conditions:

(a) any securitization vehicle or resecuritization vehicle owned directly or indirectly by Taberna Realty Finance Trust or RAIT Partnership, L.P. established in connection with the issuance of mortgage backed securities for which payment of the securities is derived solely from the assets owned by such securitization vehicle or resecuritization vehicle and for which no owner of securities issued therefrom has direct or indirect recourse to any Person if such assets are inadequate or unavailable to pay the owner of such securities the full amount owed to such owner, and no Person has any obligation to directly or indirectly to pay any such deficiency;

(b) any special purpose vehicle that is owned directly or indirectly by Taberna Realty Finance Trust or RAIT Partnership, L.P. established solely for the purpose of owning a commercial real estate property as to which no Person is liable for any of the obligations of such special purpose vehicle and no Person is obligated to contribute any capital or to make any other payments to, or on behalf of, such special purpose vehicle.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Document, or sold or assigned an interest in any Purchased Asset); (b) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 7; (c) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning set forth in the Pricing Letter.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Cap” shall have the meaning set forth in the Pricing Letter.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.

“Financial Reporting Party” shall have the meaning set forth in the Pricing Letter.

“Financial Statements” shall have the meaning set forth in Section 12(d) of the Agreement.

“Freddie Mac” shall mean Federal Home Loan Mortgage Corporation, or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 12(u) of the Agreement.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions over any Seller Party or Buyer, as applicable.

“Ground Lease” shall mean a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee’s interest in which is held by the Obligor of the related Mortgage Loan.

“Ground Lessee” shall mean the lessee under a Ground Lease.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) obligations to make servicing advances for delinquent taxes or other obligations in respect of a Mortgaged Property, to the extent in accordance with Accepted Servicing Practices. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Hedge Agreement” shall mean any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement.

“Hospitality” shall mean a real estate development owned by the Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is as a hotel or motel which is part of a national or regional chain or franchise (determined by Buyer in its sole good faith discretion), including all land, amenities and improvements, with individual rooms principally for short-term rental to tenants occupying same.

“Income” shall mean, with respect to any Purchased Asset at any time, any principal thereof received and all interest, dividends or other distributions received until repurchased by Seller thereon, excluding (i) payments received with respect to any Purchased Asset which are designated for payment of escrows required thereunder, (ii) to the extent no Event of Default shall have occurred and be continuing, any amounts that the Collateral Administrator, or any servicer or subservicer, is permitted to net from collections or otherwise withdraw from the Control Account, and (iii) to the extent no Event of Default shall have occurred and be continuing and to the extent received by Buyer, any amounts in excess of the outstanding principal balance of such Purchased Asset that is repurchased by Seller under Section 3(d) or any other provision of this Agreement.

“Income Producing Property” shall mean a Commercial Mortgage Loan that produces positive annual EBITDA.

“Indebtedness” shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which are or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (ii) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof (provided, that if recourse is limited solely to such property, then the amount of such Indebtedness shall be limited to the market value of such property), and (iii) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

“Indemnified Party” shall have the meaning set forth in Section 15(a) of the Agreement.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller hereunder or under any Program Document.

“Industrial” shall mean a property owned by an Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is as an industrial property.

“Insolvency Event” shall mean, for any Person:

(a) that such Person or any Significant Affiliate shall discontinue or abandon operation of its business; or

(b) that such Person or any Significant Affiliate shall fail generally (as determined by Buyer in its good faith discretion) to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of such Person or any Significant Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Requirement of Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Significant Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which proceeding shall not have been timely contested and shall result in an order for relief which shall remain unstayed for a period of thirty (30) days; or

(d) the commencement by such Person or any Significant Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirement of Law now or hereafter in effect, or such Person’s or any Significant Affiliate’s consent to the entry of an order for relief in an involuntary case under any such Requirement of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) [reserved]; or

(f) if such Person or any Significant Affiliate is a corporation, such Person or any Significant Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Insurance Rating Requirements” shall mean, with respect to an insurer meeting the requirements of the related Mortgage, a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P.

“IRS” shall have the meaning set forth in Section 7(b)(i) hereof.

“Legal Fee Threshold” shall have the meaning set forth in the Pricing Letter.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or similar encumbrance.

“Litigation Threshold” shall have the meaning set forth in the Pricing Letter.

“LTV” shall mean with respect to any Purchased Asset, the ratio of the lesser of the Acquisition Cost or the outstanding principal amount of such Purchased Asset, as of the date of determination, plus any other debt pari passu or senior thereto secured directly or indirectly (including, without limitation, Purchased Assets) by the Mortgaged Property, to the Appraised Value of the Mortgaged Property.

“Margin Call” shall have the meaning set forth in Section 4(b) of the Agreement.

“Margin Deficit” shall have the meaning set forth in Section 4(b) of the Agreement.

“Market Value” shall mean, (a) on the Purchase Date of such Purchased Asset, the price at which such Purchased Asset could readily be sold as determined by Buyer in its sole good faith discretion, which price may be determined to be zero, using a similar methodology that Buyer uses for its own portfolio and for similarly situated counterparties with mortgage products similar to the Product of the Purchased Asset, and (b) upon the occurrence and continuance of a Credit Event, a Revaluation Event, or an Event of Default, as determined by Buyer in its good faith discretion (which price may be determined to be zero) using a similar methodology that Buyer uses for its own portfolio or for similarly situated counterparties with mortgage products similar to the Product of the Purchased Asset. For the avoidance of doubt, Market Value of a Purchased Asset shall be determined by Buyer only on the Purchase Date of such Purchased Asset and on the occurrence or existence of any event listed in clause (b) above, each as determined by Buyer in its good faith discretion. Seller Parties acknowledge that Buyer’s determination of Market Value is for the limited purpose of determining the value of the Purchased Assets for the purposes hereunder and is not necessarily equivalent to a determination of the fair market value of the Purchased Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default hereunder and the bidders have adequate opportunity to perform customary loan and servicing due diligence. Buyer’s good faith determination of Market Value shall be conclusive upon the parties absent manifest error.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or condition (financial or otherwise) of any Seller Party, (b) the ability of any Seller Party or any Affiliate to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Program Documents, or (e) the timely payment of any amounts payable under the Program Documents.

“Maximum Aggregate Purchase Price” shall mean $75,000,000, which amount is inclusive of the Maximum Committed Purchase Price and may be increased as mutually agreed by Buyer and Seller prior to the Termination Date.

“Maximum Committed Purchase Price” shall mean $75,000,000, which amount counts toward the Maximum Aggregate Purchase Price and is not additive. All funds made available by Buyer to Seller under this Agreement will first be attributed to the Maximum Committed Purchase Price. For purposes of this Agreement, a Purchased Asset will be allocated first to the Maximum Committed Purchase Price based on the date on which such Purchased Asset becomes subject to this Agreement, commencing from the earliest date to the most recent date. To the extent that there is availability under the Maximum Aggregate Purchase Price, but any Purchased Asset proposed by Seller to be become subject to a Transaction would otherwise exceed the Maximum Committed Purchase Price, then to the extent that such Maximum Committed Purchase Price would be exceeded, such Purchased Asset may become subject to a Transaction on an uncommitted basis, in Buyer’s sole discretion. For the avoidance of doubt, Transactions may be terminated from time to time and new Transactions may be entered into as long as the aggregate outstanding Purchase Price shall not exceed the Maximum Aggregate Purchase Price and shall be allocated first to the Maximum Committed Purchase Price as described above.

“Minimum Price Differential” shall have the meaning set forth in the Pricing Letter.

“Minimum Purchase Price Debt Yield” shall have the meaning set forth in the Pricing Letter.

“Mixed Use” shall mean a Mortgaged Property used for both residential and non-residential purposes.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority security interest in an estate in fee simple in real property and the improvements thereon or a Ground Lease, securing a Mortgage Note or similar evidence of indebtedness.

“Mortgage Loan” shall mean, with respect to any Purchased Asset, a mortgage loan made in respect of the related Mortgaged Property.

“Mortgage Note” shall mean a note or other evidence of indebtedness of an Obligor secured by a Mortgage that is a Purchased Asset, including an A-Note or a B-Note.

“Mortgaged Property” shall mean the real property or leasehold interest securing repayment of the debt evidenced by a Mortgage Note.

“Multi-Family” shall mean a property owned by the Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is as a five-or-more family residential property, including all land, amenities and improvements, with individual units principally for lease to residential tenants occupying same.

“Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Nondefaulting Party” shall have the meaning set forth in Section 30 of the Agreement.

“Notice to Obligor” shall mean a notice, substantially in the form of Exhibit G hereto, which Buyer may send or cause to be sent to each Obligor of a Purchased Asset subject to a Transaction after the occurrence and continuance of an Event of Default.

“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Program Documents, and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement relating to this Agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“Obligor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

“OFAC” shall have the meaning set forth in Section 11(y) of the Agreement.

“Office Building” shall mean a building owned by the Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is as an office building, including all land, amenities and improvements, with individual office space held principally for lease to commercial tenants and not principally for lease to recreational or residential tenants.

“One-Month LIBOR” shall mean, with respect to each Pricing Rate Period during which a Transaction is outstanding, the rate (calculated by Buyer, expressed as a percentage per annum and rounded upward, if necessary, to the next nearest one one-thousandth of 1%) for deposits in United States Dollars for a one-month period, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the Pricing Rate Determination Date or Reset Date, as applicable. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time on the Pricing Rate Determination Date or Reset Date, as applicable, One-Month LIBOR for the next Pricing Rate Period and such Pricing Rate Determination Date or Reset Date, as applicable, shall be determined as follows. Buyer shall request the principal London office of any four (4) major reference banks in the London interbank market selected by Buyer to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one (1) month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date or Reset Date, as applicable, in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at such time. If two (2) or more such offered quotations are so provided, One-Month LIBOR shall be the arithmetic mean of such quotations. If fewer than two (2) such quotations are so provided, Buyer shall request any three (3) major banks in New York City selected by Buyer to provide such bank’s rate for loans in United States dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the Pricing Rate Determination Date or Reset Date, as applicable, for deposits in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at such time. If two (2) or more such rates are so provided, One-Month LIBOR shall be the arithmetic mean of such rates.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Document.

“Payment Date” shall mean the fifteenth (15th) day of each calendar month (or the following Business Day if such day is not a Business Day).

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a performing senior or pari passu senior or junior participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall have the meaning set forth in Section 11(s) of the Agreement.

“PML” shall have the meaning set forth in Schedule 1 of the Agreement.

“Post-Default Rate” shall have the meaning set forth in the Pricing Letter.

“Power of Attorney” shall have the meaning set forth in Section 8(c) of the Agreement.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) to the Purchase Price for such Transaction, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Price Differential Shortfall” shall mean the amount, if any, by which the actual aggregate Price Differential paid to Buyer up to the Termination Date is less than the Minimum Price Differential.

“Pricing Letter” shall mean that certain letter agreement among Buyer and each Seller Party, dated as of the date hereof, as the same may be amended from time to time.

“Pricing Rate” shall have the meaning set forth in the Pricing Letter.

“Pricing Rate Determination Date” shall mean in the case of the first Pricing Rate Period with respect to any Transaction, the first day on which such Pricing Rate Period begins.

“Pricing Rate Period” shall mean (a) with respect to the first Payment Date, the period from and including the applicable Purchase Date through and including the next succeeding 14th calendar day of the month, and (b) with respect to any subsequent Payment Date, the period from and including the 15th calendar day of the month preceding the applicable Payment Date through and including the 14th calendar day of the month in which the applicable Payment Date occurs.

“Pricing Spread” shall have the meaning set forth in the Pricing Letter.

“Principal Payment” shall mean, for any Purchased Asset, any amount applied to reduce the principal or other invested amount of such Purchased Asset, including, without limitation, (i) a scheduled principal payment, (ii) principal prepayments from any source and of any nature whatsoever, (iii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Purchased Asset, or (iv) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Asset to the extent applied to reduce the principal amount or the invested amount of the related Purchased Asset.

“Product” shall have the meaning set forth in the Pricing Letter.

“Program Documents” shall mean this Agreement, the Pricing Letter, the Custodial Agreement, the Securitization Mandate Letter, the Program Guaranty, the Control Agreement, the Collateral Administration Agreement, the Collateral Administrator Notice, if any, and the Power of Attorney.

“Program Guaranty” shall mean that certain guaranty made by Guarantor in favor of Buyer, as amended from time to time.

“Prohibited Person” shall have the meaning set forth in Section 11(y) of the Agreement.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean the date on which Purchased Assets are sold by Seller to Buyer.

“Purchase Closing Statement” shall mean the form attached as Annex 2 to the Transaction Request and Confirmation for each Eligible Asset proposed to be sold to Buyer in accordance with, and subject to the terms and conditions of, this Agreement.

“Purchase Price” shall have the meaning set forth in the Pricing Letter.

“Purchase Price Debt Yield” shall mean (a) on the Purchase Date, for each Purchased Asset the first year Underwritten Net Cash Flow for the Mortgaged Property, divided by the Purchase Price attributed to such Purchased Asset, and (b) at any time thereafter, the Underwritten Net Cash Flow for the previous twelve (12) months of the Mortgaged Property, divided by the then outstanding Repurchase Price attributed to such Purchased Asset.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Letter.

“Purchase Price Reset” shall mean the decrease in the Purchase Price Percentage as contemplated by the reduction thereof over time as reflected in the definition thereof.

“Purchased Asset” shall mean the Commercial Mortgage Loans (or other Eligible Assets), together with the related Repurchase Assets transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request and Confirmation.

“Qualified Appraisal” shall mean an appraisal of the related Mortgaged Property signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation was and is not affected by the approval or disapproval of the Commercial Mortgage Loan, and such appraisal and appraiser both satisfied either (i) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (ii) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Commercial Mortgage Loan was originated.

“Quarterly Financial Statement Date” shall have the meaning set forth in the Pricing Letter.

“Records” shall mean all instruments, agreements and other books, records, and reports and data stored in other media maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Purchased Asset.

“Register” shall have the meaning set forth in Section 19(b) of the Agreement.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REIT” shall mean a real estate investment trust, as defined in Section 856 of the Code.

“REIT Distribution Requirement” shall mean for any taxable year, an amount of dividends sufficient to meet the requirements of Section 857(a) of the Code.

“REMIC” shall have the meaning set forth in Schedule 1 of the Agreement.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21,         .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Reporting Date” shall mean the 30th day of each quarter, or if such day is not a Business Day, the next succeeding Business Day.

“Reporting Period” shall have the meaning provided in Section 11(s) of the Agreement.

“Repurchase Assets” shall have the meaning provided in Section 8(a) of the Agreement.

“Repurchase Date” shall mean the date on which Seller is to repurchase any or all Purchased Assets subject to a Transaction from Buyer or the date on which a Purchased Asset shall no longer be subject to a Transaction, which shall be the earliest of (i) the Termination Date or (ii) any date determined by application of the provisions of Sections 3(d) or 14.

“Repurchase Price” shall mean the price at which Purchased Assets are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for the related Purchased Asset and the accrued but unpaid Price Differential for the related Purchased Asset plus any fees due as of the date of such determination.

“Request for Repurchase and Confirmation” shall mean a request from Seller to Buyer, in the form attached as Exhibit H hereto, to repurchase Purchased Assets subject to a Transaction.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

“Reset Date” shall mean, with respect to any Pricing Rate Period, the second Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.

“Reset Payment” shall have the meaning set forth in Section 4(e) of the Agreement.

“Responsible Officer” shall mean an officer of a Seller Party listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time, or any other officer deemed acceptable by Seller and Buyer.

“Retail” shall mean a property owned by the Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is as one or more retail stores, held principally for lease to one or more commercial retail tenants and not principally for lease to recreational or residential tenants.

“Reuter Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Revaluation Event” shall mean the occurrence of any event listed in clause (a), (d) or (m) of the definition of Asset Value.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Schedule of Exceptions” shall mean the schedule attached to the Transaction Request and Confirmation, which shall set forth any exceptions to the representations and warranties (i) made pursuant to Section 11 of the Agreement, and (ii) set forth in Schedule 1, with respect to each Purchased Asset covered thereby.

“Scheduled Payment” shall mean the scheduled payment of principal and/or interest on a Purchased Asset.

“SEC” shall have the meaning set forth in Section 33 of the Agreement.

“Section 4402” shall have the meaning set forth in Section 30 of the Agreement.

“Securitization Mandate Letter” shall mean the letter entered into among Buyer and Seller Parties, and referencing, “Securitization Mandate Side Letter: UBS-RAIT”.

“Self-Storage” shall mean a property owned by an Obligor or for which the Obligor is a Ground Lessee, the primary usage of which is a self-storage facility.

“Seller” shall mean RAIT CRE Conduit II, LLC, or any successors in interest thereto.

“Seller Party” shall mean each of Seller and Guarantor, collectively, the “Seller Parties”.

“Servicing Rights” shall mean the rights of any Person to administer, service or subservice the Purchased Assets or to possess related Records.

“Servicing Term” shall have the meaning set forth in Section 16(a) of the Agreement.

“Significant Affiliate” shall mean an Affiliate of Guarantor other than an Excluded Affiliate (such Affiliate, the “Target Affiliate”) which meets any of the following conditions:

(a) Guarantor and its Subsidiaries’ aggregate investments in and advances to such Target Affiliate exceed five percent (5%) of the total assets of Guarantor and its Subsidiaries, consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged or to be exchanged by the Target Affiliate exceeds five percent (5%) of its total common shares outstanding at the date the combination is initiated); or

(b) Guarantor and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Target Affiliate exceeds five percent (5%) of the total assets of Guarantor and its Subsidiaries, consolidated as of the end of the most recently completed fiscal year; or

(c) Guarantor and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Target Affiliate exceeds five percent (5%) of such income of Guarantor and its Subsidiaries, consolidated for the most recently completed fiscal year.

“SIPA” shall have the meaning set forth in Section 33 of the Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Summary Diligence Materials” shall mean the items described on Annex 3 to Exhibit F hereto for each Eligible Asset proposed to be sold to Buyer in accordance with, and subject to the terms and conditions of, this Agreement.

“Tax Compliance Certificate” shall have the meaning set forth in Section 7(b)(ii) hereof.

“Taxes” shall mean any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall have the meaning set forth in the Pricing Letter.

“Third Party Participants” shall have the meaning set forth in Section 12(w) of the Agreement.

“Third Party Transaction Parties” shall have the meaning set forth in Section 17 of the Agreement.

“Title Exception” shall have the meaning set forth in Schedule 1 of the Agreement.

“Title Policy” shall have the meaning set forth in Schedule 1 of the Agreement.

“Transaction” shall have the meaning set forth in Section 1.

“Transaction Request and Confirmation” shall mean a request from Seller to Buyer, in the form attached as Exhibit F hereto, to enter into a Transaction, which shall not be binding upon Buyer unless and until countersigned by Buyer and delivered to Seller.

“Treasury Regulations” shall mean regulations promulgated by the U.S. Department of the Treasury under the Code.

“TRIA” shall have the meaning set forth in Schedule 1 of the Agreement.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underwritten Net Cash Flow” shall have the meaning set forth in the Pricing Letter.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement relating to such perfection or effect of perfection or non-perfection.

“Warehouse Fees” shall have the meaning set forth in the Pricing Letter.

SECTION 3.	INITIATION; TERMINATION

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller all of the following, each of which shall be satisfactory in form and substance to Buyer and its counsel in their good faith discretion:

(i) Program Documents. The Program Documents, duly executed and delivered to Buyer.

(ii) Organizational Documents. Certified copies of the organizational documents of each Seller Party.

(iii) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.

(iv) Officer’s Certificate. An officer’s certificate of each Seller Party in form and substance acceptable to Buyer in its sole good faith discretion.

(v) Opinions of Counsel. An opinion of Seller’s and Guarantor’s counsel, setting forth corporate, enforceability, perfection, safe harbor and Investment Company Act of 1940 opinions, which shall be acceptable to Buyer and its counsel in their sole good faith discretion.

(vi) Security Interest. Evidence that all other actions necessary or, in the good faith opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(vii) Insurance. Evidence that Seller Parties have added endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance.

(viii) Fees. Payment of any fees and other costs and expenses due to Buyer hereunder to the extent the applicable Seller Party has received an invoice for such fees.

(ix) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer shall enter into a Transaction with Seller up to the Maximum Committed Purchase Price and with respect to any Transaction in excess of the Maximum Committed Purchase Price and up to the Maximum Aggregate Purchase Price, Buyer may enter into a Transaction in Buyer’s sole discretion. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Due Diligence Review. Without limiting the generality of Section 17 of the Agreement, Buyer shall have completed, to its good faith satisfaction, its preliminary due diligence review of the related Purchased Assets, including a review of the Schedule of Exceptions; provided that if the Mortgage Loan documents prohibit or restrict Buyer from performing such due diligence review to the satisfaction of Buyer and therefore Buyer fails to confirm such asset as an Eligible Asset, such asset shall be an ineligible Asset.

(ii) No Default. No Default or Event of Default shall have occurred and be continuing under the Program Documents.

(iii) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller Party in Section 11 of the Agreement, shall be true, correct and complete in all material respects with the same force and effect as if made as of such Purchase Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(iv) Maximum Aggregate Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price attributable to all Purchased Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Committed Purchase Price without the prior consent of Buyer, and, in any case, shall not exceed the Maximum Aggregate Purchase Price.

(v) No Margin Deficit. After giving effect to the requested Transaction, no Margin Deficit shall have occurred or be continuing.

(vi) Transaction Request and Confirmation. Seller shall have delivered to Buyer, not later than 11:00 a.m., New York time, ten (10) Business Days’ prior to the requested Purchase Date, and to Custodian, in accordance with the timeframes set forth in the Custodial Agreement, (a) a Transaction Request and Confirmation with a requested Purchase Price of not less than (x) $500,000 or (y) such lesser amount as agreed to by Buyer in its sole discretion, and shall be in increments of not less than $10,000, and (b) an Asset Schedule with respect to all Purchased Assets subject to the requested Transaction.

(vii) Delivery of Asset File. On or before each Purchase Date with respect to each Purchased Asset, Seller shall deliver or cause to be delivered to Buyer or its designee (initially, the Custodian) the Custodial Delivery Letter in the form attached hereto as Exhibit I. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian the documents set forth in the Asset File, pertaining to each of the Purchased Assets identified in the Custodial Delivery Letter delivered therewith; it being agreed that any assignment documents related to the transfer of the Purchased Assets to Buyer shall be delivered in blank (the “Blank Assignment Documents”)

(viii) Delivery of Trust Receipt. Custodian shall have delivered to Buyer, in accordance with the timeframes set forth in the Custodial Agreement, a Trust Receipt (accompanied by a Custodial Asset Transmission) with respect to each Purchased Asset subject to the requested Transaction.

(ix) Collateral Administrator Notice. To the extent not previously delivered, a Collateral Administrator Notice.

(x) Fees and Expenses. Buyer shall have received all fees and reasonable expenses then due to Buyer as contemplated by Sections 9 and 15(b) which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder; and with respect to those fees and expenses that do not have a specific due date hereunder shall be due within thirty (30) days following the date a Responsible Officer of any Seller Party has received an invoice related thereto.

(xi) No Violation of Law. If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) or any change in the interpretation or application of any Requirement of Law thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall result in Buyer’s entering into any Transaction to be a violation of such Requirement of Law.

(xii) No Material Adverse Change. No material adverse change shall have occurred with respect to Seller as determined by Buyer in its good faith discretion.

(xiii) Repo Market. No event or events shall have occurred and/or be continuing in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by commercial mortgage loans or interests in commercial mortgage loans.

(xiv) Notice to Obligors. Seller shall deliver to the Custodian a completed and signed Notice to Obligor, substantially in the form of Exhibit G hereto, with respect to each Purchased Asset subject to a Transaction, which Notice to Obligor shall not be sent to such Obligor until the occurrence and continuation of an Event of Default.

Each Transaction Request and Confirmation delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (i), (viii), (xi), and (xiii) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

(c) Initiation.

(i) Seller shall give Buyer, Collateral Administrator, Asset Manager, and Custodian notice of the proposed Purchase Date, not later than 11:00 a.m., New York time, ten (10) Business Days’ in advance of the proposed Purchase Date (the date on which such notice is given, the “Notice Date”). On the Notice Date, Seller shall request that Buyer enter into a Transaction by furnishing to Buyer, Collateral Administrator, Asset Manager, and to Custodian as specified in the Custodial Agreement, a Transaction Request and Confirmation (with respect to each Eligible Asset) accompanied by a Complete Submission, including, without limitation, a proposed Asset Schedule. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat the Eligible Assets or properly align the computer fields. Such Transaction Request and Confirmation shall include all information required by Buyer pursuant to Exhibit F to this Agreement.

(ii) Following receipt of a Transaction Request and Confirmation (such Transaction Request and Confirmation shall be free of any erroneous computer data and improperly formatted information as described in Section 3(c)(i) above) and a Complete Submission, Buyer shall, as hereinafter provided, inform Seller of its election to enter into a Transaction to purchase any Purchased Assets proposed to be sold to Buyer by Seller hereunder. Buyer or its designee shall have the right to review all Eligible Assets proposed to be sold to Buyer and conduct its own due diligence of such Eligible Assets as Buyer determines in accordance with Section 17. Buyer or its designee shall conduct its diligence review within the following time frame beginning on the Business Day following receipt of the Complete Submission: in the case of a proposed Transaction of (i) up to five (5) Eligible Assets, fifteen (15) Business Days; (ii) more than five (5) but no more than twenty-five (25) Eligible Assets, twenty-five (25) Business Days, and (iii) more than twenty-five (25) Eligible Assets, a time frame to be mutually agreed upon by Buyer and Seller. Upon completion of its review, Buyer shall confirm the terms for such proposed Transaction attributable to the Eligible Asset, including the Purchase Price, Purchase Price Percentage, the Asset Value, the Pricing Rate, and the Repurchase Date for such Transaction. The terms thereof shall be set forth in the Transaction Request and Confirmation signed by Seller, and confirmed by Buyer by countersigning the Transaction Request and Confirmation, to be returned to Seller by the end of the day on each Purchase Date. To the extent any term in the Transaction Request and Confirmation is incomplete, inconsistent with, or otherwise adds terms to the agreement, including any exceptions on the Schedule of Exceptions, Buyer shall have no obligation to execute and/or deliver the Transaction Request and Confirmation to Seller or enter into such Transaction.

(iii) Upon satisfaction of the applicable conditions precedent set forth in Sections 3(a) and 3(b) hereof, and subject to due diligence review and approval of the proposed Purchased Assets in accordance with Section 17, Buyer shall agree to enter into such requested Transaction so long as the conditions set forth herein are satisfied and after giving effect to the requested Transaction the aggregate outstanding Purchase Price does not exceed the Maximum Committed Purchase Price, or, with the prior consent of Buyer, to the extent such Transaction would cause the aggregate Purchase Price of all Transactions to exceed the Maximum Committed Purchase Price, the Maximum Aggregate Purchase Price, in which case Buyer shall fund the Purchase Price in accordance with this Agreement. Buyer’s funding the Purchase Price of the Transaction and Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction. Upon remittance of the Purchase Price to Seller, Seller hereby grants, assigns, conveys and transfers all rights, and a first priority security interest in and to the Purchased Assets evidenced on the related Asset Schedule.

(iv) Each Transaction Request and Confirmation together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(v) The Repurchase Date for each Transaction shall not be later than the Termination Date.

(vi) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to Custodian the Asset File pertaining to each proposed Purchased Asset to be purchased by Buyer.

(vii) Upon Buyer’s receipt of the Trust Receipt (accompanied by a Custodial Asset Transmission) in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available no later than 4:00 p.m., New York time on the date of its receipt of such Trust Receipt, provided that such Trust Receipt and all other required documents are received by Buyer or its designee no later than 11:00 a.m., New York time.

(d) Repurchase; Purchase by a Third Party Investor

(i) Provided that no Default or Event of Default has occurred and is continuing, and no Default or Margin Deficit will result therefrom, Seller may voluntarily repurchase, and Buyer shall resell, Purchased Assets without penalty or premium on any Business Day by delivering to Buyer a Request for Repurchase and Confirmation no more than once per week unless consented to in writing by Buyer in its sole discretion. If Seller intends to make such a repurchase, Seller shall give at least one (1) Business Day’s prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given and not subsequently revoked, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. Any repurchase of a Purchased Asset may occur simultaneously with a sale of the Purchased Asset to a third-party investor.

(ii) Provided that (A) no Default or Event of Default has occurred and is continuing, and no Default or Margin Deficit will result therefrom, and (B) Buyer has received 100% of the Repurchase Price upon repurchase with respect to any Purchased Asset, Buyer agrees to release its ownership interest hereunder and any encumbrances directly caused by the actions or inactions of Buyer in such Purchased Asset (including the Repurchase Assets related thereto) pursuant to a release letter substantially in the form of Exhibit A hereto; provided that, in the event of a partial remittance of the Repurchase Price without a request for repurchase, such payment will be applied as directed by Seller, or, in the absence of such direction, on a weighted average, pro rata basis to the Repurchase Price of all Purchased Assets.

(iii) With respect to Principal Payments (other than such payments of the type set forth in clause (i) of the definition of “Principal Payments”) of a Purchased Asset, Seller agrees to (A) comply with Section 5 of this Agreement, (B) provide Buyer a notice specifying any applicable Purchased Asset that has been prepaid or defeased in accordance with the terms of the applicable Purchased Asset, and (C) in the case of defeasance, deliver to the Custodian the defeasance collateral and upon such delivery the Custodian shall be permitted to physically release and transfer to the Collateral Administrator all of the collateral previously pledged to secure payments in respect of the Purchased Asset that was defeased. Buyer agrees to release its ownership interest in Purchased Assets which have been prepaid or defeased in full after receipt of evidence of compliance with clauses (A) through (C) of the immediately preceding sentence.

SECTION 4. MARGIN AMOUNT MAINTENANCE; PURCHASE PRICE RESET

(a) Buyer shall determine the Market Value of any applicable Purchased Asset (i) on the date such Purchased Asset is first subject to a Transaction under this Agreement, (ii) at any time upon the occurrence and continuance of a Revaluation Event, (iii) at any time upon the occurrence and continuance of a Credit Event, or (iv) at any time upon the occurrence and continuance of an Event of Default. For the avoidance of doubt, Buyer shall not determine or have the right to determine the Market Value at any time other than as set forth in the preceding sentence.

(b) If at any time the aggregate Asset Value of all Purchased Assets subject to Transactions is less than 98% of the aggregate Purchase Price for such Purchased Assets (a “Margin Deficit”), then Buyer may by written notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee, cash in the amount at least equal to the Margin Deficit, and Buyer shall apply such cash to the outstanding Purchase Price of the Purchased Assets as directed by Seller, or, in the absence of such direction, on a weighted average, pro rata basis, with respect to the Purchased Assets that gave rise to the Margin Call.

(c) Notice delivered pursuant to Section 4(b) may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the date of such notice; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the Business Day following the date of such notice.

(d) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(e) Upon the occurrence of any Purchase Price Reset with respect to a Purchased Asset, Seller shall, unless waived in writing by Buyer, remit to Buyer an amount, if any (the “Reset Payment”) so that after application of such amount to the Purchase Price of such Purchased Asset, the then current Asset Value (calculated with the newly applicable Purchase Price Percentage) of such related Purchased Asset shall be equal to the Purchase Price then outstanding after application of such payment. Any such amount shall be applied by Buyer to the Repurchase Price of such related Purchased Asset. Such Reset Payment shall be deemed a margin payment or settlement payment hereunder and shall be payable within one (1) Business Day after notice thereof is given by Buyer to Seller.

SECTION 5. COLLECTIONS; INCOME PAYMENTS

(a) Seller shall establish and maintain or cause Collateral Administrator to establish and maintain a segregated time or demand deposit account for the benefit of Buyer (the “Control Account”) with a financial institution reasonably satisfactory to Buyer, which shall be subject to a Control Agreement, and shall deposit, or cause the Collateral Administrator to deposit, into the Control Account, within two (2) Business Days of receipt, all Income (other than reserve payments) received with respect to each Purchased Asset subject to a Transaction. Under no circumstances shall Seller deposit any of its own funds into the Control Account. Seller shall name the Control Account “RAIT Partnership, L.P. as collateral manager for the benefit of UBS Real Estate Securities Inc.”

(b) Unless an Event of Default has occurred and is continuing, on or before 3:00 p.m. (New York time) on the Business Day prior to the Payment Date, Seller shall deliver to Buyer a Distribution Worksheet. On each Payment Date, upon approval of the Distribution Worksheet, Buyer shall make the following payments in accordance with the Distribution Worksheet:

(i) first, to the extent not paid by Seller, to the Custodian in payment of the Custodial Fee and any accrued and unpaid fees (including, without limitation, any Commitment Fee) and expenses;

(ii) second, to Buyer in payment of any accrued and unpaid fees and expenses to Buyer’s account set forth in Section 9(a) hereof;

(iii) third, following a Collateral Administrator Default which results in the replacement of the Collateral Administrator, to the replacement Collateral Administrator in payment of any accrued and unpaid fees and expenses then due and owing with respect to the transfer and performance of the Collateral Administrator duties;

(iv) fourth, to Buyer in payment in full of that portion of the Repurchase Price that represents any accrued and unpaid Price Differential up to the related Payment Date to Buyer’s account set forth in Section 9(a) hereof;

(v) fifth, to Buyer, any Price Differential Shortfall (which, for the avoidance of doubt, is only due and payable on the Termination Date);

(vi) sixth, to Buyer in payment of the Asset Manager Fee and any unpaid fees and expenses;

(vii) seventh, without limiting the rights of Buyer under Section 4 of this Agreement, to Buyer in the amount of any unpaid Margin Deficit or, with respect only to Income of the corresponding Purchased Asset, if any, the Reset Payment thereof, without duplication, to Buyer’s account set forth in Section 9(a) hereof;

(viii) eighth, if an Event of Default has occurred and is continuing, to Buyer in an amount to reduce the Repurchase Price to zero and pay all other Obligations then due and payable;

(ix) ninth, to Buyer in an amount equal to 100% of Income (including principal and interest) of any Purchased Asset which no longer satisfies either of the Minimum Purchase Price Debt Yield or the Debt Service Coverage Ratio requirements set forth in clause (h) or (i), respectively, of the definition of “Asset Value”, applied to reduce the Purchase Price of such Purchased Asset until the earlier of the date on which (i) such Purchase Price equals zero or (ii) such Purchased Asset again satisfies the applicable requirement;

(x) tenth, to Buyer in an amount equal to 50% of the Principal Payments of the type described in clause (i) of the definition thereof related to a Purchased Asset to Buyer’s account set forth in Section 9(a) hereof to be applied against the Repurchase Price of such Purchased Asset;

(xi) eleventh, to Buyer in an amount equal to 100% of the Principal Payments of the type described in the definition thereof (other than in clause (i)) with respect to the Purchased Assets subject to a Transaction up to the Purchase Price of the related Purchased Assets; or

(xii) twelfth, to Seller, any remaining amounts.

(c) Upon the occurrence and during the continuation of an Event of Default, all amounts remitted to the Control Account shall be held in trust for Buyer and shall be withdrawn from the Control Account only by Buyer in accordance with Buyer’s rights under the Control Agreement and applied to the Obligations as determined by Buyer in its sole discretion.

(d) All Income received with respect to a Purchased Asset subject to a Transaction, whether or not deposited in the Control Account, shall be held in trust for the exclusive benefit of Buyer.

(e) Seller shall not change the identity or location of the Control Account without Buyer’s written consent. Seller shall from time to time, at its own cost and expense, execute such directions to Buyer, and other papers, documents or instruments as may be reasonably requested by Buyer.

(f) If Buyer so requests and to the extent not otherwise reflected on the applicable Distribution Worksheet, Seller shall promptly notify Buyer of each deposit in the Control Account. Seller shall also promptly deliver to Buyer photocopies of all periodic bank statements and other records relating to the Control Account as Buyer may from time to time request.

(g) The amount required to be paid or remitted by Seller to Buyer, not made when due shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Post-Default Rate or the maximum rate of interest permitted by law. If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Post-Default Rate.

(h) Unless an Event of Default shall have occurred and be continuing, all payments received by Buyer shall, after notice to Buyer, be applied by Buyer on the date of such receipt or, if such receipt is made and notice received after 3:00 p.m. (New York time), on the following Business Day, to reduce the Purchase Price of the related Purchased Asset.

SECTION 6. REQUIREMENT OF LAW

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) including those regarding capital adequacy, or any change in the interpretation or application of any Requirement of Law thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever or change the basis of taxation of payments to Buyer;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, or shall have the effect of reducing Buyer’s rate of return then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable on an after-tax basis.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction (the “Requirement of Law Premium”); provided that the computation of the Requirement of Law Premium shall be made by Buyer in good faith, and shall not exceed the amount that would be computed using a method consistent with that applied in Buyer’s computation of similar amounts due from parties for whom Buyer has established credit facilities reasonably comparable to the facility governed by the Program Documents.

(c) If Buyer becomes entitled to claim any Requirement of Law Premium, it shall promptly notify Seller of the event by reason of which it has become so entitled within one hundred and twenty (120) days after becoming aware thereof (the “Requirement of Law Notice”). A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be included in the Requirement of Law Notice and shall be conclusive in the absence of manifest error.

(d) After payment of any Requirement of Law Premium, Seller will be entitled to notify Buyer of its intention to repay all Obligations hereunder and terminate this Agreement, and (i) Buyer will rebate to Seller the most recently paid installment of the Commitment Fee, pro-rated for the portion of such three month period from the date Seller terminated the Agreement, (ii) Seller shall pay the Exit Fee, pro-rated based on the period the Agreement was in effect, and (iii) Seller shall pay the Price Differential Shortfall, if any, pro-rated based on the period the Agreement was in effect.

(e) The Requirement of Law Premium shall not include any amounts calculated on account of any change in any Requirement of Law or interpretation thereof for a period that is more than one hundred and twenty (120) days prior to Seller’s receipt of the Requirements of Law Notice.

SECTION 7. TAXES.

(a) Any payments made by Seller or Guarantor to Buyer or a Buyer assignee hereunder or under any Program Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller or Guarantor shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Buyer or a Buyer assignee, then (i) Seller or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 7) Buyer or Buyer assignee receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) Seller shall notify Buyer or Buyer assignee of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller and Guarantor shall otherwise indemnify Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(b) Buyer and any Buyer assignee shall deliver to each of Seller and Guarantor, at the time or times reasonably requested by Seller or Guarantor, such properly completed and executed documentation reasonably requested by Seller or Guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Buyer and any Buyer assignee, if reasonably requested by Seller or Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller or Guarantor as will enable Seller or Guarantor to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 7, the completion, execution and submission of such documentation (other than such documentation in Section 7(b)(i), (ii) and (iii) below) shall not be required if in Buyer’s or Buyer’s assignee’s judgement such completion, execution or submission would subject such Buyer or Buyer assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee. Without limiting the generality of the foregoing, Buyer or Buyer assignee shall deliver to Seller and Guarantor, to the extent legally entitled to do so:

(i) in the case of a Buyer or Buyer assignee which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax.

(ii) in the case of a Buyer or Buyer assignee which is not a “U.S. Person” as defined in Code section 7701(a)(30): (A) a properly completed and executed IRS Form W-8BEN or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (B) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller, Guarantor or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (C) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a Tax Compliance Certificate on behalf of each such direct and indirect partner, and (D) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller or Guarantor to determine the withholding or deduction required to be made.

(iii) if a payment made to a Buyer or Buyer assignee under Repurchase Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to Seller or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7, “FATCA” shall include any amendments made to FATCA after the date of Repurchase Agreement.

The applicable IRS forms referred to above shall be delivered by each applicable Buyer or Buyer assignee on or prior to the date on which such person becomes a Buyer or Buyer assignee under Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

(c) Any indemnification payable by Seller or Guarantor to Buyer or any Buyer assignee for Indemnified Taxes or Other Taxes that are imposed on Buyer or a Buyer assignee, as described in Section 7(b) hereof, shall be paid by Seller or Guarantor within ten (10) days after demand therefor. A certificate as to the amount of such payment or liability delivered to Seller or Guarantor by Buyer or a Buyer assignee shall be conclusive absent manifest error.

(d) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Buyer and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from Buyer to Seller secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

SECTION 8. SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a) On each Purchase Date, in exchange for receipt of the Purchase Price, and continuing until the Purchased Assets are repurchased, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Asset Schedule, including the Repurchase Assets related to such Purchased Assets to Buyer. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than as set forth in Section 21 for U.S. tax purposes), in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets (including all Servicing Rights related to such Purchased Assets); the Records related to the Purchased Assets; the Program Documents (to the extent such Program Documents and Seller’s right thereunder relate to the Purchased Assets); any Property relating to any Purchased Asset; any escrow letter or settlement agreement relating to any Purchased Asset; all insurance policies and insurance proceeds relating to any property related to any Purchased Asset, including but not limited to any payments or proceeds under any related hazard insurance; the Control Account; any Hedge Agreements relating to any Purchased Asset; any accounts, instruments (including promissory notes), chattel paper (including electronic chattel paper), contract rights and other general intangibles (including payment intangibles), payments, rights to payment (including payments of interest or finance charges), goods (including equipment and inventory), software, deposit accounts, investment property (including securities and securities accounts) and documents, to the extent that the foregoing relates to any Purchased Asset; and any other assets relating to the Purchased Assets (including, without limitation, any other accounts and Income relating thereto) or any interest in the Purchased Assets; distributions with respect to any of the foregoing; together with all accessions and additions thereto; substitutions and replacements therefor; and all products and proceeds; in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”).

(b) Seller acknowledges that it has sold the Purchased Assets to Buyer on a servicing released basis and it has no rights to service the Purchased Assets. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(c) Buyer’s Appointment as Attorney in Fact. Seller Party agrees to execute a Power of Attorney, substantially in the form of Exhibit C hereto (the “Power of Attorney”), to be delivered on the date hereof.

(d) Seller Party hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem appropriate. Seller shall pay the searching and filing costs for any financing statement or statements prepared or searched pursuant to this Agreement.

SECTION 9. PAYMENT, TRANSFER; ACCOUNTS

(a) Payments and Transfers of Funds. Except in accordance with Section 9(c) below, unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Asset Manager at the following account maintained by Asset Manager, on the date on which such payment shall become due: Account No. 412-150-4211, ABA No.: 121000248, Name of Bank: Wells Fargo Bank, N.A., Account Name: Situs Wire Clearing, Reference: UBS-RAIT Facility.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to Seller at such account designated by Seller in writing. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets. All transfers of cash and assets shall be made in accordance with this Agreement.

(c) Fees. Seller shall pay in immediately available funds to Buyer all fees, including without limitation, the Warehouse Fees, as and when required hereunder. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Without limiting the generality of the foregoing or any other provision of this Agreement, Buyer may withdraw and retain from the Control Account any Warehouse Fees due and owing to Buyer.

SECTION 10. SECTION 11.	RESERVED REPRESENTATIONS

Each Seller Party, jointly and severally, represents and warrants to Buyer that as of the Purchase Date for any Purchased Assets and as of the date of this Agreement and any Transaction hereunder and on each date while the Program Documents are in full force and effect and/or any Transaction hereunder is outstanding:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(c) Financial Statements. Each Seller Party has heretofore furnished to Buyer a copy, certified by its president or chief financial officer, of its (a) Financial Statements for each Seller Party for the fiscal year ended the Annual Financial Statement Date, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA and (b) Financial Statements for each Seller Party for such quarterly period(s), of each Seller Party following the Annual Financial Statement Date up until the Quarterly Financial Statement Date. All such Financial Statements are complete and correct and fairly present, in all material respects, the consolidated and consolidating financial condition of each Seller Party and the consolidated and consolidating results of its operations as at such dates and for such monthly periods, all in accordance with GAAP and to the extent such Seller Party was operating at such dates or for such periods. Since the Annual Financial Statement Date, there has been no material adverse change in the consolidated business, operations or financial condition of Seller, Guarantor or any Significant Affiliate from that set forth in said Financial Statements nor is Seller, Guarantor or any Significant Affiliate aware of any state of facts which (without notice or the lapse of time) would or could be reasonably likely to result in any such material adverse change or could have a Material Adverse Effect. Neither Seller Party has, on the Annual Financial Statement Date, any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of either Seller Party except as heretofore disclosed promptly to Buyer in writing.

(d) Organization, Etc. Each Seller Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller Party (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Program Documents.

(e) Authorization, Compliance, Approvals. The execution and delivery of, and the performance by each Seller Party of its obligations under, the Program Documents to which it is a party (a) are within such Seller Party’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which such Seller Party or any of its Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Program Document, result in the creation or imposition of any Lien (except for any Liens created pursuant to the Program Documents) upon any of the property or assets of such Seller Party or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. No Seller Party is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Program Documents to which it is a party.

(f) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of Seller Parties’ knowledge, threatened) or other legal or arbitrable proceedings affecting any Seller Party or any of its respective Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of such Seller Party before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Program Documents or any material action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims against any Seller Party not covered by insurance in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect, or (iv) requires filing by any Seller Party with the SEC in accordance with its regulations.

(g) Purchased Assets.

(i) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person other than in accordance with this Agreement, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder or created in favor of Buyer hereunder.

(ii) The provisions of this Agreement are effective to either constitute a sale of Purchased Assets to Buyer or to create in favor of Buyer a valid first priority security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(h) Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Seller to Buyer. On the Effective Date, Seller’s chief executive office is, and has been, located as specified on the signature page hereto. Seller’s jurisdiction of organization, type of organization and organizational identification number is as set forth in the Pricing Letter. Guarantor’s jurisdiction of organization, type of organization and organizational identification number is as set forth in the Pricing Letter.

(i) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes, computer systems and storage media and records related to the Repurchase Assets to the extent not held by another party pursuant to the Program Documents is its chief executive office.

(j) Enforceability. This Agreement and all of the other Program Documents executed and delivered by each Seller Party in connection herewith are legal, valid and binding obligations of such Seller Party and are enforceable against such Seller Party in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.

(k) Ability to Perform. No Seller Party believes, nor does such Seller Party have any reason or cause to believe, that it cannot perform each and every covenant contained in the Program Documents to which it is a party on its part to be performed.

(l) No Default. No Default or Event of Default has occurred and is continuing.

(m) No Adverse Selection. Seller has not intentionally selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(n) Scheduled Indebtedness. All Indebtedness of Seller other than Indebtedness evidence by this Agreement which is presently in effect and/or outstanding is listed on Schedule 3 hereto (the “Scheduled Indebtedness”) and no defaults or events of default exist thereunder.

(o) Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of each Seller Party to Buyer in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller Party to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Asset Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Seller after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(p) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(q) Investment Company. No Seller Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Program Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its respective business and perform its respective obligations. Seller does not intend to incur, nor does Seller believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller Party is contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(s) ERISA. From the fifth fiscal year preceding the current year through the termination of this Agreement (the “Reporting Period”), with respect to any pension or benefit plan maintained by Seller Party or any ERISA Affiliate, or to which Seller Party or any ERISA Affiliate contributes or has contributed (each, a “Plan”), the benefits under which Plan are guaranteed, in whole or in part, by the PBGC (i) Seller Party and each ERISA Affiliate has funded and will continue to fund each Plan as required by the provisions of Section 412 of the Code; (ii) Seller Party and each ERISA Affiliate has caused and will continue to cause each Plan to pay all benefits when due; (iii) neither Seller Party nor any ERISA Affiliate has been or is obligated to contribute to any multiemployer plan as defined in Section 3(37) of ERISA; (iv) Seller Party (on behalf of ERISA Affiliate, if applicable) will provide to Buyer (A) no later than the date of submission to the PBGC, a copy of any notice of a Plan’s termination (B) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code and (C) notice of any Reportable Event as such term is defined in ERISA (and has, prior to the date of this Agreement, provided to Buyer a copy of any document described in clauses (iv)(A), (B) or (C) relating to any date in the Reporting Period prior to the date of this Agreement); and (v) Seller Party and each ERISA Affiliate will subscribe from the date of this Agreement to the termination of this Agreement to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guaranteed pension plan, if available to Seller Party or ERISA Affiliate, as applicable.

(t) Taxes.

(i) Each Seller Party and its respective Subsidiaries have timely filed all income, franchise and other material Tax returns that are required to be filed by them and have timely paid all Taxes due and payable by them or imposed with respect to any of their property and all other material fees and other charges imposed on them or any of their property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(ii) There are no Liens for Taxes with respect to any assets of any Seller Party or its Subsidiaries, and no claim is being asserted with respect to Taxes of any Seller Party or its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or for Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, in each case, with respect to which adequate reserves have been provided in accordance with GAAP.

(iii) Guarantor is and has always been treated as a real estate investment trust for U.S. federal income tax purposes, and Seller will be treated as a disregarded entity for tax purposes or as a corporation that will be a qualified REIT subsidiary of Guarantor.

(u) No Reliance. Each Seller Party has made its own independent decisions to enter into the Program Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(v) Plan Assets. No Seller Party is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in such Seller Party’s hands and transactions by or with any Seller Party are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA.

(w) Real Estate Investment Trust. Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

(x) Anti-Money Laundering Laws. Each Seller Party has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); each Seller Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Obligor and the origin of the assets used by the said Obligor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Obligor for purposes of the Anti-Money Laundering Laws.

(y) No Prohibited Persons. None of Seller Parties nor any of their respective Affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”). None of Seller Parties nor any of their respective Affiliates, officers, directors, partners or members or, to the knowledge of any such entity or any of its officers, directors, partners or members is currently subject to any economic sanctions administered or imposed by OFAC, the United Nations Security Council, the European Union or other relevant sanctions authority, and neither Seller nor any of its respective Affiliates will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity for the purpose of financing or supporting the activities of any person or entity currently subject to any such sanctions by such authorities.

SECTION 12. COVENANTS

On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, each Seller Party covenants, jointly and severally, as follows:

(a) Preservation of Existence; Compliance with Law. Each Seller Party shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; (ii) comply with any applicable Requirement of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); (iii) maintain all licenses, permits or other approvals necessary for Seller Party, as applicable, to conduct its business and to perform its obligations under the Program Documents, and shall conduct its business in accordance with any applicable Requirement of Law; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b) Taxes.

(i) Seller Parties shall timely file all income, franchise and other material Tax returns that are required to be filed by them and shall timely pay all Taxes due and payable by them or imposed with respect to any of their property and all other material fees and other charges imposed on them or any of their property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(ii) Guarantor will be treated as a real estate investment trust for U.S. federal income tax purposes, and Seller will be treated as a disregarded entity for tax purposes or as a corporation that will be a qualified REIT subsidiary of Guarantor.

(c) Notice of Proceedings or Adverse Change. Seller Party shall give notice to Buyer after a Responsible Officer of Seller Party has any knowledge of the occurrence of any of the following within the timeframe specified below:

(i) immediately following the occurrence of any Default, Event of Default or Collateral Administrator Default;

(ii) within (a) one (1) Business Day following any event of default that has occurred under any Indebtedness of any Seller Party, or (b) five (5) Business Days following any (x) default that has occurred under any Indebtedness of any Seller Party, (y) litigation, investigation, regulatory action or proceeding that is pending or threatened in writing by or against a Seller Party in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (z) any Material Adverse Effect with respect to a Seller Party;

(iii) within five (5) Business Days following any litigation or proceeding that is pending or threatened in writing against (a) Seller Party in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought which if adversely determined could have a Material Adverse Effect, and (b) any litigation or proceeding that is pending or threatened in writing in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(iv) within five (5) Business Days, notice of any of the following events: (A) a material and adverse change in the insurance coverage of Seller Party, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller Party; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) [reserved]; (E) any Change in Control or any change in direct or indirect ownership or controlling interest of any Seller Party’s direct or indirect owner; and (F) any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect.

(d) Financial Reporting. Seller Party shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to Buyer, with a certification by the president or chief financial officer of the Financial Reporting Party (the following in clauses (i) and (ii) hereinafter referred to as the “Financial Statements”):

(i) Within ninety (90) days after the close of each fiscal year, audited consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows as at the end of such year for each Seller Party for the fiscal year (provided such statements need not be audited for Seller), setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA (provided that the public posting of Guarantor’s Annual Report on Form 10-K on the official web site of Guarantor shall be deemed sufficient to satisfy the requirements of this Section 12(d)(i) with respect to Guarantor);

(ii) Within sixty (60) days after the end of the first three (3) fiscal quarters of each Seller Party’s fiscal year, the consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows for each Seller Party for such quarterly period(s), of each Seller Party (provided that the public posting of Guarantor’s Quarterly Report on Form 10-Q on the official web site of Guarantor shall be deemed sufficient to satisfy the requirements of this Section 12(d)(ii) with respect to Guarantor);

(iii) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i)-(ii) above, a certificate in the form of Exhibit A to the Pricing Letter and certified by the president or chief financial officer of Seller Parties;

(iv) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller Party as Buyer may reasonably request;

(v) Promptly, to the extent delivered to Seller (provided that Seller has used commercially reasonable effort to obtain), annual financial statements of the Obligor with respect to each Eligible Asset consistent with the terms of the provisions of the loan documents relating to the Mortgaged Property;

(vi) With respect to each Eligible Asset, promptly, but in any event within (a) one (1) Business Day of receipt thereof by a Responsible Officer of Seller, notices of events of default and (b) two (2) Business Days of receipt thereof by a Responsible Officer of Seller, a notice of any material events, material litigation or licensing issues;

(vii) Within thirty (30) days after the end of each calendar quarter, Seller’s internal summary of the performance of each Eligible Asset.

(e) Further Assurances. Seller Party shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be required under any applicable Requirement of Law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Program Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby.

(f) True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Seller Party or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller Party will be true and complete and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements, information and reports delivered by Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable to SEC filings, the appropriate SEC accounting requirements.

(g) ERISA Events. Seller Party shall not and shall not permit any ERISA Affiliate to sponsor or maintain any Plan or otherwise incur any liability, contingent or otherwise, with respect to any Plan, and Seller Party shall not be in violation of Section 11(v) of this Agreement.

(h) Financial Condition Covenants. The applicable Seller Parties shall comply with the Financial Condition Covenants set forth in the Pricing Letter.

(i) Reserved.

(j) Collateral Administrator Approval. Seller shall not cause the Purchased Assets to be serviced or administered by any servicer or administrator other than a servicer or administrator expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to the Collateral Administrator, Seller, and all subservicers subservicing the Purchased Assets on the date such Purchased Asset becomes subject to a transaction with the execution of this Agreement.

(k) Insurance. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents in such amounts acceptable to Buyer, which shall include a provision that such policy cannot be terminated or materially modified without at least thirty (30) days’ prior notice to Buyer. Seller shall notify Buyer of any material change in the terms of any such insurance. Seller shall maintain endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance policy.

(l) Books and Records. Seller or its agent shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

(m) Illegal Activities. No Seller Party shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(n) Material Change in Business. No Seller Party shall make any material change in the nature of its business, which is principally the owning, lending and managing of commercial real estate and the management of commercial real estate funds.

(o) Limitation on Dividends and Distributions. Following an Event of Default, Seller and Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller or Guarantor, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor; provided that Guarantor shall be permitted to pay such dividends solely in order to meet its REIT Distribution Requirement.

(p) Reserved.

(q) Disposition of Assets; Liens. Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Assets to be sold, pledged, assigned or transferred except as permitted hereunder.

(r) Transactions with Affiliates. No Seller Party shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of such Seller Party’s business or approved by Buyer in writing, and (iii) upon fair and reasonable terms no less favorable to Seller Party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) Organization. No Seller Party shall (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 11(h) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder.

(t) Collateral Administrator Reports. On the Reporting Date, Seller shall or shall cause, to the extent the Collateral Administrator is an Affiliate of any Seller Party, the Collateral Administrator (to the extent reasonably available to the Collateral Administrator) to furnish to Buyer a report on the Purchased Assets, substantially in the form of Exhibit E hereto.

(u) Confidentiality. Each Seller Party shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”); provided that the terms of this Agreement may be disclosed to the extent required by applicable law, securities regulations, self-regulatory organizations or court order. Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller Party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller Party shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Seller Party will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller Party has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller Party. Seller Party shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller Party by Buyer or such Affiliate. Seller Party shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

(v) Approved Underwriting Guidelines. Seller shall not submit to Buyer for purchase, and Buyer shall have no obligation to purchase, any Commercial Mortgage Loan underwritten in accordance with underwriting guidelines, including amendments to Approved Underwriting Guidelines not expressly approved by Buyer, other than Approved Underwriting Guidelines.

(w) Amendments. Seller is authorized on behalf of Buyer to amend, modify, supplement, clarify or waive any provision in a document relating to the Mortgage Loan, provided that Seller shall not materially amend, modify or waive any such provision without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Seller shall provide prompt written notice to Buyer of any amendments, modifications or waivers relating to the Mortgage Loan, together with a copy thereof.

SECTION 13. EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 14, as applicable:

(a) Payment Default. A Seller Party shall default in the payment of any amount payable to Buyer by it hereunder or under any other Program Document when due including, without limitation, the Margin Deficit and the Reset Payment; or

(b) Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller Party or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by on behalf of Seller Party shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value of the Purchased Assets; unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its good faith discretion to be materially false or misleading on a regular basis); or

(c) Immediate Covenant Default. The failure of a Seller Party to perform, comply with or observe any term, covenant or agreement applicable to a Seller Party contained in any of Sections 12(a)(i) (Preservation of Existence; Compliance with Law); (b)(ii) (Real Estate Investment Trust); (d) (Financial Reporting); (f) (True and Correct Information); (g) (ERISA Events); (h) (Financial Condition Covenants); (m) (Illegal Activities.); (n) (Material Change in Business); (o) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); or (s) (Organization); or

(d) Additional Covenant Defaults. A Seller Party shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in Section 13(c)) or any other Program Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days after notice or actual knowledge thereof; or

(e) Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate shall be rendered against a Seller Party by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof; or

(f) Reserved; or

(g) Cross-Default. Seller, Guarantor or any of their Significant Affiliates shall be in default beyond any and all applicable periods of notice and cure under (i) any note, indenture, loan agreement, guaranty or Hedge Agreement, in the aggregate, in excess of $100,000 with respect to Seller or $2,500,000 with respect to Guarantor or any of their Significant Affiliates, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other material contract or contracts, in the aggregate, in excess of $100,000 with respect to Seller or $2,500,000 with respect to Guarantor or any of their Significant Affiliates, which default (1) involves the failure to pay a matured obligation by Seller or Guarantor, or (2) permits the acceleration of the maturity of obligations of Seller or Guarantor by any other party to or beneficiary of such contract; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to a Seller Party; or

(i) Enforceability. For any reason, this Agreement or any Program Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest in a non-frivolous claim (as determined by Buyer) the validity, enforceability, perfection or priority of any Lien granted pursuant to this Agreement or any party thereto (other than Buyer) shall seek in a non-frivolous claim (as determined by Buyer) to disaffirm, terminate, limit or reduce its obligations hereunder or under any Program Document; or

(j) Liens. Any Seller Party shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true and, in either event, Seller shall fail to repurchase such violating Purchased Assets within one (1) Business Day: (A) the Repurchase Assets shall have been sold to Buyer, or (B) the Liens contemplated hereby are first priority perfected Liens on any Repurchase Assets in favor of Buyer; or

(k) Material Adverse Effect. A Material Adverse Effect shall occur as determined by Buyer in its good faith discretion; or

(l) Change in Control. A Change in Control shall have occurred; or

(m) Going Concern. Any Financial Reporting Party’s audited Financial Statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller Party as a “going concern” or reference of similar import; or

(n) Inability to Perform. A Responsible Officer of Seller or Guarantor, as applicable, shall admit in writing (i) its inability to, or its intention not to, perform any of Seller’s or Guarantor’s, as applicable, obligations under this Agreement or any Program Document or (ii) its breach of Seller’s or Guarantor’s, as applicable, obligations under this Agreement or any Program Document; or

(o) REIT Qualification. Guarantor shall fail to maintain its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended or fails to be entitled to claim dividend paid deductions pursuant to Section 857 of the Internal Revenue Code of 1986, as amended; or

(p) Governmental Action. Seller, Guarantor or any Significant Affiliate thereof shall become the subject of a cease and desist order of any Governmental Authority or enter into a memorandum of understanding or consent agreement with the Governmental Authority, any of which, would have, or is purportedly the result of any condition which would be reasonably likely to have, a Material Adverse Effect.

SECTION 14. REMEDIES

(a) If an Event of Default occurs and is continuing, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

(i) At the option of Buyer, exercised by written or electronic notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of a Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder;

(B) to the extent permitted by any applicable Requirement of Law, the Repurchase Price with respect to each such Transaction shall be increased to an amount equal to the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts applied by Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and

(C) all Income actually received by Buyer pursuant to Section 5 shall be applied in Buyer’s sole good faith discretion to the aggregate unpaid Obligations hereunder owed by Seller Parties.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain (A) a physical transfer of the servicing of the Purchased Assets in accordance with Section 16(c) and (B) physical possession of all files of Seller relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller (including any Collateral Administrator) and Seller shall deliver to Buyer such assignments as Buyer shall reasonably request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Program Documents.

(iv) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale, without any representations or warranties of Buyer and at such price or prices as Buyer may deem satisfactory in its good faith discretion any or all Purchased Assets and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets or Repurchase Assets, to give Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets and the Repurchase Assets shall be applied as determined by Buyer in its sole discretion.

(v) Seller shall be liable to Buyer for (A) the amount of all reasonable legal or other expenses (including, without limitation, all reasonable and out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default which is continuing, (B) damages in an amount equal to the documented cost (including all fees, expenses and commissions) of Buyer entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default which is continuing, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence and continuation of an Event of Default in respect of a Transaction.

(vi) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or any applicable Requirement of Law.

(b) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default that is continuing on such date and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Seller Parties recognize that the market for the Purchased Assets and/or Repurchase Assets may not be liquid and as a result it may not be possible for Buyer to sell all of the Purchased Assets and/or Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. In view of the nature of the Purchased Assets and Repurchase Assets, Seller Parties agree that liquidation of any Purchased Asset and/or Repurchase Asset may be conducted in a private sale. Seller Parties acknowledge and agree that any such private sale may result in prices and other terms less favorable to Buyer than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Seller Parties further agree that it would not be commercially unreasonable for Buyer to dispose of any Purchased Asset and/or Repurchase Asset by using internet sites that provide for the auction or sale of assets similar to the Purchased Assets and/or Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and Seller of assets.

(d) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(e) To the extent permitted by any applicable Requirement of Law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller become liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer that accrued after the related Event of Default under this Section 14(e) shall be at a rate equal to the Post-Default Rate.

(f) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

SECTION 15. INDEMNIFICATION AND EXPENSES; RECOURSE

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify, on an after-Tax basis, any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement (including, without limitation, as a result of a breach of any representation or warranty contained on Schedule 1, subject to the related Schedule of Exceptions), any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party, on an after-Tax basis, against all Costs and Taxes incurred or assessed as a result of or otherwise in connection with the holding of the Purchased Assets, or any environmental issue or liability, or any failure by any Seller Party to pay when due any Taxes for which such Person is liable. In any suit, proceeding or action brought by an Indemnified Party in connection with this Agreement, any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller Party will save, indemnify on an after-Tax basis and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller Party. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. In connection therewith, Seller shall reimburse Buyer for any of Buyer’s reasonable attorney’s fees and expenses (but excluding any expenses with respect to due diligence which shall be reimbursed pursuant to Section 17) incurred by Buyer in connection with the preparation of the Program Documents, such amounts not to exceed the Fee Cap; provided that such Fee Cap shall only apply to the extent of reasonable negotiation of the Program Documents, no extensive delays and no unforeseen issues; provided further that should such fees reach the Legal Fee Threshold, Seller and Buyer shall have a reasonable discussion with respect to increasing the Fee Cap so long as the circumstances provide for the need to increase such Fee Cap. Seller shall pay as and when billed all of the out-of-pocket costs and expenses incurred by Buyer in connection with any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation search and filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer. Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 15(a) and 17 hereof.

(c) The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, the Obligations hereunder and all other amounts due under this Agreement shall be full recourse obligations of Seller.

SECTION 16. SERVICING

(a) As a condition of entering into a Transaction with respect to any Purchased Asset, Buyer may require a Seller Party to cause such Purchased Asset to be administered by Collateral Administrator or its agents for Seller for a term of thirty (30) days (the “Servicing Term”). If the Servicing Term expires with respect to any Purchased Asset (i) for any reason other than such Purchased Asset no longer being subject to a Transaction hereunder, or (ii) at any time other than during the occurrence and continuation of an Event of Default, then Collateral Administrator shall continue to service the Purchased Asset for an additional thirty (30) days. Each thirty (30) day extension period shall automatically be deemed to be extended (subject to the limitations above) without notice unless Buyer notifies Seller in writing of such termination. Collateral Administrator shall service or cause to be serviced the applicable Purchased Asset in accordance with Accepted Servicing Practices and in accordance with all applicable Requirements of Law and the provisions of any applicable servicing agreement. Each Seller Party acknowledges that Buyer may from time to time retain an Asset Manager with respect to the Purchased Assets, and in such events Seller Parties shall pay to Buyer a non-refundable Asset Manager Fee. Seller Parties may appoint a successor Collateral Administrator acceptable to Buyer in its reasonable discretion. If Buyer does not appoint an Asset Manager or consents to terminate the obligation to pay the Asset Manager Fee, the Asset Manager Fee shall cease to be an obligation of Seller Parties.

(b) The Collateral Administrator may delegate to any Person any of its obligations hereunder; provided, however, that the Collateral Administrator shall cause the performance of all subcontracted services and any subservicing agreement to be consistent with the provisions of this Agreement.  Notwithstanding any such subservicing agreement, the Collateral Administrator shall be obligated to the same extent and under the same terms and conditions as if the Collateral Administrator alone was servicing the Purchased Assets in accordance with the terms of this Agreement.  Notwithstanding any other provision of this Agreement, any fees or other compensation payable to any subservicer shall be the responsibility of Seller.  Any subservicing agreement that may be entered into and any transactions or services relating to the Purchased Assets involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Collateral Administrator alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the subservicer. Buyer agrees that it has no rights to direct and that it will not deliver any instructions to a subservicer servicing a Purchased Asset on behalf of the Collateral Administrator unless an Event of Default has occurred or is continuing or the Collateral Administrator is terminated.

(c) At Buyer’s request, Seller Parties shall cause the transfer of servicing from Collateral Administrator to Asset Manager of each Purchased Asset, together with all of the related Records in its possession, to Buyer’s designee upon the earliest of (i) the occurrence and continuation of an Event of Default hereunder, (ii) the occurrence and continuation of an Event of Default under the Collateral Administration Agreement, or (iii) the termination of the Servicing Term.

(d) During the period a Collateral Administrator or its agent is servicing the Purchased Asset, Collateral Administrator shall agree that Buyer is entitled to the related Credit Files and Records and Collateral Administrator shall at all times maintain and safeguard (or cause to be maintained and safeguarded) the Credit File for the Purchased Asset (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its (or its agent’s) servicing of the Purchased Asset; such Collateral Administrator’s (or its agent’s) possession of the Credit Files and Records being for the sole purpose of servicing such Purchased Asset and such retention and possession by Collateral Administrator (or its agent’s) being in a custodial capacity only.

(e) At Buyer’s request, Seller Parties shall promptly deliver to Buyer reports regarding the status of any Purchased Asset being serviced by or on behalf of a Seller Party, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days or such other circumstances that could cause a material adverse effect on such Purchased Asset, Buyer’s rights to such Purchased Asset or the collateral securing such Purchased Asset; Seller Parties may be required to deliver such reports until the release of the Purchased Asset by Buyer. Seller Parties shall immediately notify Buyer if it becomes aware of any payment default that occurs under the Purchased Asset or any default under any Collateral Administration Agreement that would materially and adversely affect any Purchased Asset subject thereto.

(f) Seller Parties shall release its custody of the contents of any Credit File or Asset File only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller Parties’ or their agent’s servicing of the Purchased Asset, or (iii) as required by any applicable Requirement of Law.

(g) Buyer reserves the right to appoint a successor Collateral Administrator at any time following an Event of Default that is continuing to service any Purchased Asset (each, an “Asset Manager”) in its sole discretion. If Buyer elects to make such an appointment, Seller Parties shall be assessed all costs and expenses incurred by Buyer associated with transferring the servicing of the Purchased Asset to the Asset Manager. In the event of such an appointment, Seller Parties shall perform all acts and take all action so that any part of the Credit File and related Records held by Seller Parties, together with all receipts relating to such Purchased Asset, are promptly delivered to Asset Manager, and shall otherwise reasonably cooperate with Buyer in effectuating such transfer. Seller Parties shall have no claim for lost servicing income, lost profits or other damages if Buyer appoints an Asset Manager hereunder and the servicing fee is reduced or eliminated.

(h) Seller Parties shall provide promptly to Buyer a Collateral Administrator Notice addressed to and agreed to by the Collateral Administrator of the related Purchased Assets, advising such Collateral Administrator of such matters as Buyer may reasonably request, including, without limitation, recognition by the Collateral Administrator of Buyer’s interest in such Purchased Assets and the Collateral Administrator’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.

(i) For the avoidance of doubt, subject to the terms of the Collateral Administration Agreement and this Agreement, Seller shall not retain the economic rights to the servicing of the Purchased Asset which are indivisible from such Purchased Asset.

SECTION 17. DUE DILIGENCE

Each Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, Seller Parties, Collateral Administrator and other parties which may be involved in or related to Transactions (collectively, “Third Party Transaction Parties”), as deemed appropriate by Buyer in its good faith discretion, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, and Seller Parties and Collateral Administrator each agree that upon reasonable prior notice to Seller Parties or Collateral Administrator, as applicable, unless an Event of Default shall have occurred and be continuing, in which case no notice is required, Buyer or its authorized representatives will be permitted at reasonable times to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of any Seller Party or Collateral Administrator; provided however, that unless an Event of Default has occurred and is continuing, Buyer does not expect to conduct more than one (1) such review during any one (1) year period. Seller Parties will use best efforts to cause Third Party Transaction Parties to cooperate with any due diligence requests of Buyer. Seller Parties and Collateral Administrator shall also make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to cause Collateral Administrator or its agent to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering new Qualified Appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Asset and reviewing intercreditor agreements, property management agreements, formation documents of the property owners and their direct and indirect owners, financial statements, environmental and engineering reports, underlying title policies including owner’s and UCC-9 title insurance policies, legal opinions and other documents as may be mutually agreed among Seller and Buyer. For the avoidance of doubt, Collateral Administrator’s obligation to provide such due diligence to Buyer shall not preclude Buyer’s right to perform due diligence on the Purchased Assets prior to the Purchase Date and as necessary during the term of the Agreement, as determined by Buyer in is sole discretion, subject to the terms of the Mortgage Loan documents. Buyer may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller and Collateral Administrator agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller Parties or Collateral Administrator. Seller further agrees that it shall pay, to the extent Seller has received an invoice therefor, all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 17; provided that such amounts shall not exceed $6,000 for each Eligible Asset reviewed, unless an Event of Default shall have occurred and be continuing, in which case such limit shall not apply; provided further that Seller and Buyer agree that additional expenses may be incurred for complex transactions, Buyer shall use good faith efforts to advise Seller within a reasonable time following obtaining actual knowledge that such expenses will be incurred, and such expenses shall be paid by Seller upon demand.

SECTION 18. ASSIGNABILITY

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller Party without the prior written consent of Buyer.  Buyer may from time to time, without the consent of Seller, assign all or a portion of its rights and obligations under this Agreement and the Program Documents to any party other than, prior to an Event of Default, a Competitor, including, without limitation, any Affiliate of Buyer, pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Program Documents. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.

Buyer may sell participations to one or more Persons (other than, prior to an Event of Default, a Competitor or any Person that is an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” as defined by Section 4975 of the Code, or any entity deemed to hold “plan assets” of either of the foregoing, that would cause any Seller Party to incur any prohibited transaction excise tax penalties under Section 4975 of the Code) in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents except as provided in Section 7.

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Seller Party or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of any Seller Party; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement and any confidentiality provisions applicable to any of the documents related thereto.

In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in agreements for similar syndicated repurchase facilities.

SECTION 19. TRANSFER AND MAINTENANCE OF REGISTER.

(a) Subject to acceptance and recording thereof pursuant to Section 19(b), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 19 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 19(b) hereof.

(b) Buyer shall maintain, on Seller’s behalf, a register (the “Register”) on which it will record each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights.

SECTION 20. HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets to any Person, provided Buyer can fulfill its obligations hereunder, including its obligation to cause the release of its ownership interest and any encumbrances upon the repurchase of the Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.

SECTION 21. TAX TREATMENT

Notwithstanding anything to the contrary in this Agreement or any other Program Documents, each party to this Agreement acknowledges that it is its intent for U.S. federal, state and local income and franchise tax purposes to treat each (i) Transaction as indebtedness of Seller that is secured by the Purchased Assets and (ii) the Purchased Assets as owned by Seller in the absence of an Event of Default which is continuing. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by any Requirement of Law (in which case such party shall promptly notify the other party of such Requirement of Law).

SECTION 22. SET-OFF

In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to any Seller Party, any such notice being expressly waived by each Seller Party to the extent permitted by applicable law, to set-off and appropriate and apply against any Obligation from any Seller Party or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims or cash, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of any Seller Party or any Affiliate thereof. Buyer agrees promptly to notify Seller Parties after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Buyer shall at any time have the right, in each case until such time as Seller has no Obligation to Buyer (or Buyer determines otherwise), to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred and is continuing.

SECTION 23. TERMINABILITY

Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default or Event of Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence and continuation of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive (other than the representations and warranties set forth in Schedule 1, which shall survive with respect to the Purchased Assets until each such Purchased Asset is repurchased in accordance with this Agreement). The obligations of each Seller Party under Sections 6, 7, 15, and 31 hereof shall survive the termination of this Agreement.

SECTION 24. NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); and as to any party, at such other address as shall be designated by such party in a written notice to each other party. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 25. USE OF ELECTRONIC MEDIA

Seller acknowledges and agrees that Buyer may require or permit certain transactions with Buyer be conducted electronically using Electronic Records and/or Electronic Signatures. Seller consents to the use of Electronic Records and/or Electronic Signatures whenever expressly required or permitted by Buyer and acknowledges and agrees that Seller shall be bound by their respective Electronic Signature and by the terms, conditions, requirements, information and/or instructions contained in any such Electronic Records.

Seller agrees to adopt as its Electronic Signature its user identification codes, passwords, personal identification numbers, access codes, a facsimile image of a written signature and/or other symbols or processes as provided or required by Buyer from time to time (as a group, any subgroup thereof or individually, hereinafter referred to as Seller’s Electronic Signature). Seller acknowledges that Buyer will rely on any and all Electronic Records and on Seller’s Electronic Signature transmitted or submitted to Buyer.

Buyer shall not be liable for the failure of either its or Seller’s internet service provider, or any other telecommunications company, telephone company, satellite company or cable company to timely, properly and accurately transmit any Electronic Record or fax copy.

Before engaging in Electronic Transactions with Seller, Buyer may provide Seller, or require Seller to create, user identification codes, passwords, personal identification numbers and/or access codes, as applicable, to permit access to Buyer’s computer information processing system. Seller shall be fully responsible for protecting and safeguarding any and all user identification codes, passwords, personal identification numbers and access codes provided or required by Buyer. Seller shall adopt and maintain security measures to prevent the loss, theft or unauthorized or improper disclosure or use of any and all user identification codes, passwords, personal identification numbers and/or access codes by Persons other than the individual Person who is authorized to use such information.

Seller understands and agrees that they shall be fully responsible for protecting and safeguarding their computer hardware and software from any and all (a) computer “viruses,” “time bombs,” “trojan horses” or other harmful computer information, commands, codes or programs that may cause or facilitate the destruction, corruption, malfunction or appropriation of, or damage or change to, any of Seller’s or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes and (b) computer “worms,” “trap doors” or other harmful computer information, commands, codes or programs that enable unauthorized access to Seller’s and/or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes.

Seller agrees that Buyer may, in its sole discretion and from time to time, without limiting Seller’s liability set forth herein, establish minimum security standards that Seller must, at a minimum, comply with in an effort to (x) protect and safeguard any and all user identification codes, passwords, personal identification numbers and/or access codes from loss, theft or unauthorized disclosure or use; and (y) prevent the infiltration and “infection” of Seller’s hardware and/or software by any and all computer “viruses,” “time bombs,” “trojan horses,” “worms,” “trapdoors” or other harmful computer codes or programs.

If Buyer, from time to time, establishes minimum security standards, Seller shall comply with such minimum security standards within the time period established by Buyer. Buyer shall have the right to confirm Seller’s compliance with any such minimum security standards. Seller’s compliance with such minimum security standards shall not relieve Seller from any of its liability set forth herein.

Whether or not Buyer establishes minimum security standards, Seller shall continue to be fully responsible for adopting and maintaining security measures that are consistent with the risks associated with conducting electronic transactions with Buyer. Seller’s failure to adopt and maintain appropriate security measures or to comply with any minimum security standards established by Buyer may result in, among other things, termination of Seller’s access to Buyer’s computer information processing systems.

SECTION 26. ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT

This Agreement, together with the Program Documents, constitute the entire understanding between Buyer and Seller Parties with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller Parties each acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

SECTION 27. GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER PARTY SHALL BE GOVERNED BY E-SIGN.

SECTION 28. SUBMISSION TO JURISDICTION; WAIVERS

BUYER AND EACH SELLER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 29. NO WAIVERS, ETC.

No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Program Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

SECTION 30. NETTING

If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder (a) all amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402; (b) the payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

SECTION 31. CONFIDENTIALITY

Buyer and each Seller Party hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Program Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws or any court orders, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder or (iv) by Buyer in connection with any marketing material undertaken by Buyer.

Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment and tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment and tax structure; provided that no Seller Party or Subsidiary of Affiliate thereof may disclose the name of or identifying information with respect to Buyer, its Affiliates or any other Indemnified Party, or any pricing terms (including, without limitation, the Pricing Rate, Warehouse Fees and, Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 31 shall survive the termination of this Agreement.

SECTION 32. INTENT

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit or Purchase Price Reset shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.

(f) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

SECTION 33. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, as amended from time to time (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder and (b) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

SECTION 34. CONFLICTS

In the event of any conflict between the terms of this Agreement, any other Program Document and any Transaction Request and Confirmation, the documents shall control in the following order of priority: first, the terms of the Transaction Request and Confirmation shall prevail, then the terms of the Pricing Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Document shall prevail.

SECTION 35. MISCELLANEOUS

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Each Seller Party hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents; (ii) Buyer has no fiduciary relationship to any Seller Party; and (iii) no joint venture exists between Buyer and any Seller Party.

(d) Documents Mutually Drafted. Seller Parties and Buyer agree that this Agreement each other Program Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

(e) Amendments. This Agreement and each other Program Document may be amended from time to time only by prior written agreement of Buyer and Seller.

(f) Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for such Seller Party, under this Agreement. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Buyer under this Agreement.

SECTION 36. GENERAL INTERPRETIVE PRINCIPLES

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement; (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (f) the term “include” or “including” shall mean without limitation by reason of enumeration; (g) all times specified herein or in any other Program Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and (h) all references herein or in any Program Document to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

UBS REAL ESTATE SECURITIES INC.
By:	/s/ David Schell

Name David Schell:
Title:	Director
By: ..... /s/	Henry Chung
Name Henry Chung
Title: Managing Director

Address for Notices:

1285 Avenue of the Americas, 8th Floor
New York, New York 10019
Attention: David Schell
Telephone No: 212-713-3375
E-mail: david.schell@ubs.com

With a copy to:

299 Park Avenue
New York, New York 10171
Attention: Chad Eisenberger
Telephone No: 212-821-4885
E-mail: chad.eisenberger@ubs.com

SELLER:

RAIT CRE CONDUIT II, LLC, a Delaware limited liability company, as Seller

By:	RAIT Partnership, L.P., a Delaware limited partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its sole general partner

By: /s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Executive Vice President

Address for Notices:

c/o RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention: Scott Davidson
Fax No.: 215-405-2945
Telephone No: 215-243-9000
Email: sdavidson@raitft.com

GUARANTOR:

RAIT FINANCIAL TRUST

By: /s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Executive Vice President

Address for Notices:

Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention:	Scott F. Schaeffer

Fax No.: 215-405-2945
Telephone No: 215-243-9000

Email: sschaeffer@raitft.comSCHEDULE 1(a)

REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF COMMERCIAL MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Commercial Mortgage Loan, that as of the Purchase Date and on each day while the Program Documents and the related Transaction hereunder is in full force and effect, except as set forth on the Schedule of Exceptions, the following are true and correct. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(1)	Whole Loan; Ownership of Commercial Mortgage Loans. Each Commercial Mortgage Loan is a whole loan and not a participation interest in a Commercial Mortgage Loan. At the time of the sale, transfer and assignment to Buyer, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to the Participation Interests) or pledge, and the Seller had good title to, and was the sole owner of, each Commercial Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to the Participation Interests), any other ownership interests on, in or to such Commercial Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Commercial Mortgage Loan, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Commercial Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Commercial Mortgage Loan.

(2)	Commercial Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Obligor, guarantor or other obligor in connection with such Commercial Mortgage Loan is the legal, valid and binding obligation of the related Obligor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one action, or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Commercial Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Commercial Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Obligor with respect to any of the related Mortgage Notes, Mortgages or other Commercial Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Commercial Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Commercial Mortgage Loan Documents.

(3)	Mortgage Provisions. The Commercial Mortgage Loan Documents for each Commercial Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Asset File or as otherwise provided in the related Commercial Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Commercial Mortgage Loan guaranty, Participation Agreement, if applicable, and related Commercial Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could be reasonably expected to have a material adverse effect on such Commercial Mortgage Loan; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Obligor nor the related guarantor has been released from its material obligations under the Commercial Mortgage Loan or Participation Agreement, if applicable. With respect to each Commercial Mortgage Loan, except as contained in a written document included in the Asset File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Commercial Mortgage Loan consented to by Seller on or after the Purchase Date.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Buyer constitutes a legal, valid and binding assignment to the Buyer. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Obligor. Each related Mortgage is a legal, valid and enforceable first lien on the related Obligor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Commercial Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in the Schedule of Exceptions (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Purchase Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Commercial Mortgage Loan is covered by an ALTA loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Commercial Mortgage Loan (or with respect to a Commercial Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy or appearing of record; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Obligor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Commercial Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B-Notes secured by the same Mortgage as a Commercial Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Obligor other than as disclosed in the related Asset File.

(8)	Assignment of Leases. There exists as part of the related Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Obligor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Commercial Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	[Intentionally Omitted].

(10)	Condition of Property. Seller or the originator of the Commercial Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Commercial Mortgage Loan and within twelve months of the Purchase Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Commercial Mortgage Loan no more than twelve months prior to the Purchase Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Purchase Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Commercial Mortgage Loan.

(11)	Taxes and Assessments. All real estate taxes, governmental assessments and other similar outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Purchase Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Purchase Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Commercial Mortgage Loan. To the Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), reasonable and customary bankruptcy, civil records, UCC-1, and judgment searches of the Obligors and guarantors, and the ESA (as defined in paragraph (40)), on and as of the date of origination and as of the Purchase Date, there was no pending or filed action, suit or proceeding, involving any Obligor, guarantor, or Obligor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Obligor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Obligor’s ability to perform under the related Commercial Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Commercial Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Commercial Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Commercial Mortgage Loan Documents are being conveyed by the Seller to Buyer or its servicer.

(15)	No Holdbacks. The principal balance as of the Purchase Date of the Commercial Mortgage Loan set forth on the mortgage loan schedules has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Commercial Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Obligor or other considerations determined by Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Commercial Mortgage Loan Documents and the Insurance Rating Requirements, in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Commercial Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Obligor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Commercial Mortgage Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Commercial Mortgage Loan on a single asset with a principal balance of $50 million or more, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Obligor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Obligor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Commercial Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of fifty (50) years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL or PML, as applicable.

The Commercial Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Commercial Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the reduction of the outstanding principal balance of such Commercial Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Purchase Date have been paid, and such insurance policies name the lender under the Commercial Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Buyer. Each related Commercial Mortgage Loan obligates the related Obligor to maintain all such insurance and, at such Obligor’s failure to do so, authorizes the lender to maintain such insurance at the Obligor’s cost and expense and to charge such Obligor for related premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Commercial Mortgage Loan requires the Obligor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created or the non-recourse carveout guarantor under the Commercial Mortgage Loan has indemnified the mortgagee for any loss suffered in connection therewith.

(18)	No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Commercial Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Commercial Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No material improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements have been obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Commercial Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(20)	[Intentionally Omitted].

(21)	Compliance with Usury Laws. The interest rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Commercial Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Purchase Date and as of each date that Seller held the Mortgage Note, Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Commercial Mortgage Loan by the Buyer.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Commercial Mortgage Loan as of the date of origination of such Commercial Mortgage Loan and as of the Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Commercial Mortgage Loan. The terms of the Commercial Mortgage Loan Documents require the Obligor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Obligor covenants in the Commercial Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Commercial Mortgage Loan requires the related Obligor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Commercial Mortgage Loan Documents for each Commercial Mortgage Loan provide that such Commercial Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Obligor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Obligor and/or its principals specified in the related Commercial Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misappropriation of rents (following an Event of Default), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Commercial Mortgage Loan Documents, and (b) the Commercial Mortgage Loan shall become full recourse to the related Obligor and at least one individual or entity, upon the occurrence of certain events or acts specified in the related Commercial Mortgage Loan Documents, including the filing by the related Obligor of a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Commercial Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Commercial Mortgage Loan, (b) upon payment in full of such Commercial Mortgage Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Commercial Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation.

(28)	Financial Reporting and Rent Rolls. The Commercial Mortgage Loan Documents for each Commercial Mortgage Loan require the Obligor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Commercial Mortgage Loan with more than one Obligor are in the form of an annual combined balance sheet of the Obligor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Commercial Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Commercial Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Commercial Mortgage Loan, and, to Seller’s knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Commercial Mortgage Loan, the related Commercial Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Obligor under each Commercial Mortgage Loan is required to carry terrorism insurance, but in such event the Obligor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Commercial Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Commercial Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Obligor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Commercial Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Commercial Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Commercial Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Commercial Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Obligor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Commercial Mortgage Loan Documents, (iii) transfers that do not result in a change of Control of the related Obligor or transfers of passive interests so long as the guarantor retains Control, (iv) transfers to another holder of direct or indirect equity in the Obligor, a specific Person designated in the related Commercial Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Commercial Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph (27) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Commercial Mortgage Loan, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any subordinate debt that existed at origination and is permitted under the related Commercial Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Commercial Mortgage Loan Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Obligor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance. For purposes of the foregoing representation, “Control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(31)	Single-Purpose Entity. Each Commercial Mortgage Loan requires the Obligor to be a Single-Purpose Entity for at least as long as the Commercial Mortgage Loan is outstanding. Both the Commercial Mortgage Loan Documents and the organizational documents of the Obligor with respect to each Commercial Mortgage Loan with an outstanding principal balance in excess of $5 million provide that the Obligor is a Single-Purpose Entity, and each Commercial Mortgage Loan with an outstanding principal balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Obligor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Commercial Mortgage Loan has an outstanding principal balance equal to $5 million or less, its organizational documents or the related Commercial Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Commercial Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Commercial Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Commercial Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than an Obligor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	[Intentionally Omitted].

(33)	Floating Interest Rates. The interest rate of each Commercial Mortgage Loan that bears interest at a floating rate of interest is based on LIBOR plus a margin (which interest rate may be subject to a minimum or “floor” rate). For this purpose, “LIBOR” shall mean (a) the offered rate for deposits in U.S. dollars for a period equal to thirty (30) days, which appears on the display designated as “BBAM” on Bloomberg (or such other display as may replace “BBAM” on Bloomberg), or any successor thereto, as the London Interbank Offering Rate as of 8:00 a.m., New York City time, on the applicable determination date or (b) if such rate does not appear on said “BBAM” display, then the arithmetic mean (rounded as aforesaid) of certain offered quotations of rates to prime banks in the London interbank market as of approximately 11:00 a.m., London time, in an amount that is representative for a single transaction in the relevant market at the relevant time.

(34)	Ground Leases. With respect to any Commercial Mortgage Loan where the Commercial Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Asset File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender (except termination or cancellation if (i) notice of a default under the Ground Lease is provided to lender and (ii) such default is curable by lender as provided in the Ground Lease but remains uncured beyond the applicable cure period), and no such consent has been granted by the Seller since the origination of the Commercial Mortgage Loan except as reflected in any written instruments which are included in the related Asset File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Obligor or the mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Commercial Mortgage Loan, or ten (10) years past the stated maturity if such Commercial Mortgage Loan fully amortizes by the stated maturity (or with respect to a Commercial Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Purchase Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Commercial Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Commercial Mortgage Loan have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial loans.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Commercial Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Commercial Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Commercial Mortgage Loan.

(37)	No Material Default; Payment Record. No Commercial Mortgage Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Commercial Mortgage Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments as of the Purchase Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Commercial Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Commercial Mortgage Loan or the value, use or operation of the related Mortgaged Property. No person other than the holder of such Commercial Mortgage Loan may declare any event of default under the Commercial Mortgage Loan or accelerate any indebtedness under the Commercial Mortgage Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Commercial Mortgage Loan and to the Seller’s knowledge as of the Purchase Date, no Obligor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Obligor. With respect to each Commercial Mortgage Loan, in reliance on certified copies of the organizational documents of the Obligor delivered by the Obligor in connection with the origination of such Commercial Mortgage Loan, the Obligor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Commercial Mortgage Loan has an Obligor that is an Affiliate of another Obligor. (An “Affiliate” for purposes of this paragraph (39) means an Obligor that is under direct or indirect common ownership and control with another Obligor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Commercial Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Commercial Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of Environmental Conditions at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Obligor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Obligor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer meeting the Insurance Rating Requirements; (E) a party not related to the Obligor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Obligor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

(41)	Appraisal. The Credit File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Commercial Mortgage Loan origination date, and within twelve (12) months of the Purchase Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Obligor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Commercial Mortgage Loan.

(42)	Commercial Mortgage Loan Schedule. The information pertaining to each Commercial Mortgage Loan which is set forth in the mortgage loan schedule is true and correct in all material respects as of the Purchase Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. Each Commercial Mortgage Loan that is cross-collateralized or cross-defaulted is cross-collateralized or cross-defaulted only with other Commercial Mortgage Loans that are subject to Transactions under this Agreement.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Obligor other than in accordance with the Commercial Mortgage Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Obligor or an affiliate for, or on account of, payments due on the Commercial Mortgage Loan (other than as contemplated by the Commercial Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Commercial Mortgage Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Obligor under a Commercial Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Commercial Mortgage Loan, the failure to comply with which would have a material adverse effect on the Commercial Mortgage Loan.

SCHEDULE 1(b)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF PARTICIPATION INTERESTS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Participation Interest, that as of the Purchase Date and at all times while the Program Documents and the related Transaction hereunder is in full force and effect, except as set forth on the Schedule of Exceptions, the following are true and correct. With respect to those representations and warranties which are made to the knowledge of any Seller Party or to the best of any Seller Party’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(1)	Commercial Mortgage Loans. If the Participation Interest represents a Participation Interest in a Commercial Mortgage Loan, the representations and warranties with respect to the related Commercial Mortgage Loan set forth on Schedule 1(a) are true and correct in all material respects.

(2)	Performing Loans. The Participation Interest is a performing participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate. Each Participation Interest is (a) a senior or pari passu senior interest in a whole mortgage loan or (b) a junior or pari passu interest in a whole mortgage loan, with the respective senior or pari passu interest in such whole mortgage loan also subject to a Transaction under the Agreement.

(3)	Marketable Title. Immediately prior to the transfer and assignment to the Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Participation Interest, Seller is transferring such Participation Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interest, and no Participation Interest document is subject to any assignment (other than assignments to Seller), participation, or pledge.

(4)	No Liens. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Participation Interest in respect of the related Mortgage Loan (as applicable) unless such interests are subject to a Transaction hereunder and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

(5)	No Breach. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interest, (ii) material non-monetary default, breach or violation exists with respect to such Participation Interest, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration with respect to such Participation Interest.

(6)	Securities. None of the Participation Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset. None of the Mortgage Loan documents for the Participation Interest consists of Instruments. For purposes of this paragraph (6), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(7)	Bankruptcy. No issuer of the Purchased Asset, no co-participant and no Obligor related to any Mortgage Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

(8)	Affiliates. The Obligor related to a Mortgage Loan is not an Affiliate of Seller.

(9)	Intercompany Transfers. Except as disclosed in the summary information delivered to the Buyer and previous intercompany transfers, no Participation Interest has been acquired by an Affiliate of Seller other than a direct parent of Seller.

(10)	No Default. (i) There is no material default, breach, or violation existing under the related Participation Interest documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, or violation, provided, however, that this representation and warranty does not cover any default, breach, or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Schedule 1(b), and (ii) Seller has not waived any material default, breach, or violation under such Participation Interest documents, in the case of either (i) or (ii), materially and adversely affects the value of the Participation Interest, provided, however, that this representation and warranty does not cover any default, breach, or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Schedule 1(b). Pursuant to the terms of the related Participation Interest documents no Person or party other than the holder of such Participation Interest may declare any event of default under such Participation Interest documents.

(11)	Asset File. The Asset File delivered by a Seller Party with respect to such Participation Interest (i) represents a true and correct copy of the documents contained therein and each Asset Schedule, together with all other information contained therein prepared by a Seller Party or its respective Affiliates and delivered by such Seller Party to Buyer immediately prior to the Purchase Date, (ii) is true and correct, (iii) conforms in all material respects to the Summary Diligence Materials previously provided to Buyer and pursuant to which Buyer has elected to enter into the Transaction, and (iv) constitutes all material documents evidencing and/or securing such Participation Interest and such documents have not been materially amended or modified except as set forth in the documents contained in the Asset File delivered by such Seller Party.

(12)	REIT Qualification. Either (a) the Participation Interest is treated as a real estate asset for purposes of Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and the interest payable pursuant to such Participation Interest is treated as interest on an obligation secured by a mortgage on real property or on an interest in real property for purposes of Section 856(c) of the Code, or (b) the Participation Interest qualifies as a security that would not otherwise cause RAIT Partnership, L.P. to fail to qualify as a REIT under the Code (including after the sale, transfer and assignment to an affiliate of Seller of such Participation Interest).

SCHEDULE 2

RESPONSIBLE OFFICERS

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Authorized Signature

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title	Authorized Signature

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Buyer under this Agreement:

AUTHORIZED REPRESENTATIVES OF UBS REAL ESTATE SECURITIES INC.

Name	Title	Signature

SCHEDULE 3

SCHEDULED INDEBTEDNESS

None.

SCHEDULE 4

SCHEDULE OF COMPETITORS

1.	Starwood Capital Group

2.	Colony Capital, LLC

3.	Crexus Investment Corp.

4.	Northstar Capital, LLC

5.	Ares Capital Corporation

6.	Apollo Commercial Real Estate Finance, Inc.

7.	Basis Real Estate Capital

8.	Five Mile Capital Partners

9.	Ladder Capital

10.	Resource America, Inc.

11.	Lubert-Adler

12.	LNR Partners, LLC or LNR Property LLC

13.	CW Capital

14.	Archetype Mortgage Capital

15.	Fortress Investment Group LLC

EXHIBIT A

FORM OF RELEASE LETTER

RAIT CRE Conduit II, LLC
c/o RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104-2870
Attention:	Scott Davidson

[Date]

Re: Master Repurchase Agreement, dated as of January 24, 2014 (the “Repurchase Agreement”), among RAIT CRE Conduit II, LLC (“Seller”), RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (the “Buyer”).

Ladies and Gentlemen:

We hereby release all right, interest or claim of any kind with respect to the Purchased Asset(s) referenced below, such release to be effective automatically without any further action by any party, provided Buyer has received from Seller 100% of the Repurchase Price upon repurchase of any Purchased Asset in accordance with the wire instructions set forth on Schedule 1 hereto in immediately available funds, of an aggregate amount equal to $     . All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Repurchase Agreement.

				City	State	Zip
Asset	Obligor	Asset Amount	Street Address (if applicable)	— (if applicable)	— (if applicable)	— (if applicable)

Very truly yours,

UBS REAL ESTATE SECURITIES INC.

By:

Name:
Title:

By:

Name:
Title:

Wire Instructions:

Bank Name:
City, State:

ABA#:
Account #:

Account Name:

EXHIBIT B

FORM OF DISTRIBUTION WORKSHEET

See attached.

EXHIBIT C

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that RAIT CRE CONDUIT II, LLC (“Seller”) hereby irrevocably constitute and appoint UBS REAL ESTATE SECURITIES INC. (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified, the “Repurchase Agreement”) dated January 24, 2014 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any such Assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from the Collateral Administrator to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing; and

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, with respect to the Assets, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this        day of       , 20      .

RAIT CRE CONDUIT II, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its

sole general partner

By:
Name:
Title:

Acknowledgment of Execution by Seller (Principal):

	STATE OF		)
	)	ss.:
COUNTY OF	)

On the        day of      , 2014 before me, the undersigned, a Notary Public in and for said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as for RAIT General, Inc., the sole general partner of RAIT Partnership, L.P., the sole member and manager of RAIT CRE Conduit II, LLC and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT D

FORM OF TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement, dated as of January 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among RAIT CRE CONDUIT II, LLC (“Seller”), RAIT FINANCIAL TRUST (“Guarantor”) and UBS REAL ESTATE SECURITIES INC. (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1.	It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, disregarded for U.S. federal income tax purposes (in which case a copy of this Tax Compliance Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.	It is the beneficial owner of amounts received pursuant to the Agreement.

3.	It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.	It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.	It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6.	Amounts paid to it under the Agreement and the other Program Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

Dated:

[NAME OF UNDERSIGNED]

By:
Name:

Title:EXHIBIT E

FORM OF COLLATERAL ADMINISTRATOR REPORT
See attached.

EXHIBIT F

FORM OF TRANSACTION REQUEST AND CONFIRMATION

______, 2014

UBS Real Estate Securities Inc.
1285 Avenue of the Americas, 8th Floor
New York, New York 10019
Attention: David Schell

Re: Master Repurchase Agreement, dated as of January 24, 2014 (the “Repurchase Agreement”), among RAIT CRE Conduit II, LLC (“Seller”), RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (the “Buyer”).

Eligible Asset:
Original Principal Amount of Note:
Purchase Price:

Ladies and Gentlemen:

Pursuant to the Agreement, Seller hereby requests that Buyer enter into a Transaction to purchase the Eligible Assets listed on the Asset Schedule attached hereto as Annex 1 in accordance with the Agreement.

In connection with this Transaction Request and Confirmation, the undersigned hereby certifies that: (i) each of the Transaction conditions precedent set forth in Section 3 of the Agreement has been satisfied as of the date hereof, or will be satisfied on the proposed Purchase Date (other than the conditions precedent set forth in clauses (i), (vii), (xi) and (xii) of Section 3(b) of the Agreement); (ii) attached hereto as Annex 2 is the Purchase Closing Statement for the Eligible Asset; and (iii) attached hereto is (x) the Summary Diligence Materials relating to the Eligible Asset described on Annex 3 hereto, and (y) with respect to the Eligible Asset, an Asset Schedule attached hereto as Annex 1.

With respect to the representations and warranties of Seller made pursuant to Section 11 of the Agreement and Schedule 1 thereto, Seller hereby informs Buyer of the exceptions to such representations and warranties, if any, set forth on the Schedule of Exceptions, attached as Annex 4 hereto.

Seller hereby acknowledges that this Transaction Request and Confirmation shall not be binding upon Buyer unless and until Buyer has countersigned this Transaction Request and Confirmation and delivered it to Seller.

Buyer confirms its agreement to enter into a Transaction to purchase the Eligible Assets which are Purchased Assets listed in Annex I hereto in accordance with the terms listed in Annex I, pursuant to the Master Repurchase Agreement among Buyer, Seller and Guarantor, dated as of January 24, 2014 (the “Agreement”).

[TO BE USED IF PRODUCTS ADDED: From and after the date hereof, all references to the representations and warranties set forth on Schedule 1 to the Agreement with respect to [Product Name] (but only [Product Name] and no other Approved Products shall be deemed modified as follows:

[Insert any changes to the applicable Product]

From and after the date hereof, all references to the following definitions set forth in the Agreement with respect to [Product Name] (but only as to [Product Name] and no other Approved Products) shall be deemed modified as follows:

[Insert any changes for the applicable Product]]

All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement. The Agreement is incorporated by reference into this Transaction Request and Confirmation, and is made a part hereof as if it were fully set forth herein and as evidenced hereby until all amounts due in connection with this Transaction are paid in full.

RAIT CRE CONDUIT II, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:
Name:
Title:

Buyer hereby agrees to purchase the Eligible Assets set forth in this Transaction Request and Confirmation pursuant to the provisions of the Agreement and the terms hereof.

With respect to the representations and warranties of Seller made pursuant to Section 11 of the Agreement and Schedule 1 thereto, Buyer hereby acknowledges and consents to the exceptions to such representations and warranties, if any.

Agreed and Accepted:
UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Annex 1 to Exhibit F

ASSET SCHEDULE1

	Product Name	Name of Borrower	Proposed Purchase Date	Asset Class[1]	Asset Type[2]	Original Unpaid Principal Amount of Eligible Asset	Current Unpaid Principal Amount of Eligible Asset	Maximum Purchase Price Percentage	Asset Value	Effective Purchase Price Percentage	Purchase Price	Pricing Spread	Repurchase Date, if any

TOTAL

1.Annex 2 to Exhibit F

PURCHASE CLOSING STATEMENT

UBS Real Estate Securities Inc.

SOURCES OF CASH:			Date	[ ]

[ELIGIBLE ASSETS] Net Proceeds to:		TOTAL:	$[ $[	] ]
Account Name: [ Bank Name: [ ] Bank City/State:[ ABA #: [ ] Beneficiary Acct #: [ Reference: [ ] Contact Name/Number: [	] ] ] ]

Annex 3 to Exhibit F

SUMMARY DUE DILIGENCE MATERIALS

For Commercial Mortgage Loans:

1. Underwriting
2. Appraisal
3. Engineering
4. Environmental
5. Current Financial Statements
6. Current Rent Roll
7. Closing Binder

For Participation Interests:

1. Underwriting
2. Appraisal
3. Engineering
4. Environmental
5. Current Financial Statements
6. Current Rent Roll
7. Closing Binder
8. Documents Evidencing Participation Agreement
9. Participation Certificate (if any)

[1]	Any Asset Schedule attached electronically to any Transaction Request and Confirmation shall be attached as a “pdf” file. [1] [Commercial Mortgage Loan] [Participation Interest]

2 [Multi-Family] [Office Building] [Retail] [Hospitality] [Self-Storage] [Industrial] [Mixed Use]

Annex 4 to Exhibit F

SCHEDULE OF EXCEPTIONS

EXHIBIT G

FORM OF NOTICE TO OBLIGOR

NOTICE TO OBLIGOR

[ ]
[Name of Borrower]
[Address]
[ ]
Fax:
Phone:
[Name of Borrower]
[Address]
[ ]
Fax:
Phone:
Re:	Transfer of Loan

Ladies and Gentlemen:

We hereby notify you that your asset [Identify Asset] has been transferred to UBS Real Estate Securities Inc. and        will be the servicer of your loan. As such all future payments shall be made to the following account:

Wire Instructions: Account #: Account Name: Attention: Reference:

Please send all questions and correspondence to the following address:

Very truly yours,

RAIT CRE CONDUIT II, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:

  Name:

  Title:

  Date:

EXHIBIT H

REQUEST FOR REPURCHASE AND CONFIRMATION

[DATE]
To:	UBS Real Estate Securities Inc.

1285 Avenue of the Americas, 8th Floor
New York, New York 10019
Attention: David Schell
Telephone No: 212-713-3375
E-mail: david.schell@ubs.com

Re: Master Repurchase Agreement, dated as of January 24, 2014 (the “Agreement”), among RAIT CRE Conduit II, LLC (“Seller”), RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (the “Buyer”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

In connection with the Purchased Assets currently subject to a Transaction under the Agreement, we request the repurchase of those certain Purchased Asset(s) described on Schedule A attached hereto [and release of any and all liens placed by Buyer thereon].

Very truly yours,

RAIT CRE CONDUIT II, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:
Name:
Title:

SCHEDULE A

Seller requests to repurchase the following Purchased Asset(s):

1. [ ]

EXHIBIT I

FORM OF CUSTODIAL DELIVERY LETTER

On this 24 day of January, 2014, RAIT CRE CONDUIT II, LLC (“Seller”), as Seller under that certain Master Repurchase Agreement, dated as of January 24, 2014 (as amended from time to time the “Repurchase Agreement”) among Seller, RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (“Buyer”), does hereby deliver to Wells Fargo Bank, National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of January 24, 2014, as amended from time to time, among Buyer, Seller and Custodian, the Asset Files with respect to the Purchased Assets to be transferred to Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Asset Files to ascertain delivery of the documents pursuant to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, Seller has caused their names to be signed hereto by their officers thereunto duly authorized as of the day and year first above written.

RAIT CRE CONDUIT II, LLC,
a Delaware limited liability company, as Seller

By: RAIT Partnership, L.P., a Delaware limited

partnership, its sole member and manager

By: RAIT General, Inc., a Maryland corporation, its

general partner

By:
Name:
Title:

EXHIBIT J

RESERVED

EXHIBIT K-1

FORM OF COLLATERAL ADMINISTRATOR NOTICE AND PLEDGE

[Date]

[      ], as Collateral Administrator
[ADDRESS]
Attention:

Re: Master Repurchase Agreement, dated as of January 24, 2014 (the “Repurchase Agreement”), by and ”), among RAIT CRE Conduit II, LLC (“Seller”), RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (the “Buyer”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, Collateral Administrator is hereby notified that Seller has conveyed and pledged to Buyer certain assets under the Repurchase Agreement (the “Purchased Assets”), which are serviced by [      ] (the “Collateral Administrator”) pursuant to that certain [      ] Agreement dated as of [      , 20      ], by and between the Collateral Administrator and Seller (as amended, modified or otherwise supplemented from time to time, the “Collateral Administrator Agreement”). Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Repurchase Agreement.

Section 1. Servicing Rights and Grant of Security Interest. (a) Collateral Administrator acknowledges that the Purchased Assets are being serviced on a servicing released basis. In the event that Collateral Administrator is deemed to retain any rights to servicing, Buyer and Collateral Administrator hereby agree that in order to further secure Seller’s Obligations under the Repurchase Agreement, Collateral Administrator hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all its rights to service (if any) related to the Purchased Assets and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(b) The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Section 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

(c) Collateral Administrator agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, Collateral Administrator hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

(d) Collateral Administrator waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement and notice or proof of reliance by Buyer upon this letter (the “Collateral Administrator Notice and Pledge”). Collateral Administrator hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect the Obligations.

(e) Buyer shall have all rights and remedies against Collateral Administrator as set forth herein, and with respect to the Servicing Rights, those rights and remedies set forth in the Repurchase Agreement as if they are Repurchase Assets, which are incorporated by reference herein, and under the Uniform Commercial Code.

Section 2. Collateral Administrator to Segregate. The Collateral Administrator shall segregate all amounts collected on account of such Purchased Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the instructions below. Collateral Administrator shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer. Seller hereby notifies and instructs the Collateral Administrator and the Collateral Administrator is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Seller with respect to the Purchased Assets to the following account which instructions are irrevocable without the prior written consent of Buyer:

	Bank Name: ABA Number: Account Number: Account Name: Reference:	Wells Fargo Bank, N.A. 121 000 248 412-150-4211 Situs Wire Clearing UBS-RAIT Facility
Section 3.	Event of Default.

(a) Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer shall have the right to immediately terminate Collateral Administrator’s right to service the Purchased Assets without payment of any penalty or termination fee under the Collateral Administrator Agreement. Upon receipt of such notice, Seller and the Collateral Administrator shall cooperate in transferring the applicable servicing of the Purchased Assets to a successor servicer appointed by Buyer in its sole discretion.

(b) Notwithstanding any contrary information which may be delivered to the Collateral Administrator by Seller, the Collateral Administrator may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Collateral Administrator harmless for any and all claims asserted against it for any actions taken in good faith by the Collateral Administrator in connection with the delivery of such information or notice of Event of Default.

(c) In the event of a default or failure by Collateral Administrator to perform its obligations under the Collateral Administrator Agreement, Seller and Collateral Administrator hereby agree that Buyer shall have the right to exercise, on behalf of Seller, any rights or remedies available to Seller under such Collateral Administrator Agreement.

Section 4. No Modification of the Servicing Agreement. Without the prior written consent of Buyer exercised in Buyer’s sole discretion, Collateral Administrator shall not agree to (a) any material modification, amendment or waiver of the Collateral Administrator Agreement, including, without limitation, any modification or amendment to the definition of Accepted Servicing Practices; (b) any termination of the Collateral Administrator Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Collateral Administrator Agreement.

Section 5. Counterparts. This Collateral Administrator Notice and Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Collateral Administrator Notice and Pledge by signing any such counterpart.

Section 6. Entire Agreement. This Collateral Administrator Notice and Pledge and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 7. Governing Law; Jurisdiction; Waiver of Trial by Jury. (a) THIS COLLATERAL ADMINISTRATOR NOTICE AND PLEDGE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION AMONG THE PARTIES SHALL BE GOVERNED BY E-SIGN.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COLLATERAL ADMINISTRATOR NOTICE AND PLEDGE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS COLLATERAL ADMINISTRATOR NOTICE AND PLEDGE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[remainder of page intentionally left blank]

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: UBS Real Estate Securities Inc., 1285 Avenue of the Americas, 8th Floor, New York, New York 10019, Attention: David Schell, Telephone: 212-713-3375.

Very truly yours,

UBS REAL ESTATE SECURITIES INC.

By:

Name:
Title:

RAIT CRE CONDUIT II, LLC

By:

Name:
Title:

RAIT FINANCIAL TRUST

By:

Name:
Title:

ACKNOWLEDGED:

[ ],

as Collateral Administrator

By:
Title:

Telephone:
Facsimile:

EXHIBIT K-2

FORM OF COLLATERAL ADMINISTRATOR NOTICE

[Date]

[      ], as Collateral Administrator
[ADDRESS]
Attention:

Re: Master Repurchase Agreement, dated as of January 24, 2014 (the “Repurchase Agreement”), by and ”), among RAIT CRE Conduit II, LLC (“Seller”), RAIT Financial Trust (“Guarantor”) and UBS Real Estate Securities Inc. (the “Buyer”).

Ladies and Gentlemen:

[      ] (the “Collateral Administrator”) is servicing certain assets for Seller pursuant to that certain Collateral Administrator Agreement between the Collateral Administrator and Seller. Pursuant to the Repurchase Agreement among Buyer, Seller and Guarantor, the Collateral Administrator is hereby notified that Seller has pledged to Buyer certain assets, which are serviced by Collateral Administrator which are subject to a security interest in favor of Buyer.

Upon receipt of a notice of Event of Default from Buyer in which Buyer shall identify the assets which are then pledged to Buyer under the Repurchase Agreement (the “Purchased Assets”), the Collateral Administrator shall segregate all amounts collected on account of such Purchased Assets, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such notice of Event of Default, Collateral Administrator shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer shall have the right to immediately terminate Collateral Administrator’s right to service the Purchased Assets without payment of any penalty or termination fee under the Collateral Administrator Agreement. Upon receipt of such notice, Seller and the Collateral Administrator shall cooperate in transferring the applicable servicing of the Purchased Assets to a successor servicer appointed by Buyer in its sole discretion.

Notwithstanding any contrary information which may be delivered to the Collateral Administrator by Seller, the Collateral Administrator may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Collateral Administrator harmless for any and all claims asserted against it for any actions taken in good faith by the Collateral Administrator in connection with the delivery of such information or notice of Event of Default.

Buyer shall be an intended third-party beneficiary of the Collateral Administrator Agreement, and without the prior written consent of Buyer exercised in Buyer’s sole discretion, Collateral Administrator shall not agree to (a) any material modification, amendment or waiver of the Collateral Administrator Agreement, including, without limitation, any modification or amendment to the definition of Accepted Servicing Practices; (b) any termination of the Collateral Administrator Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Collateral Administrator Agreement.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: UBS Real Estate Securities Inc., 1285 Avenue of the Americas, 8th Floor, New York, New York 10019, Attention: David Schell, Telephone: 212-713-3375.

Very truly yours,

RAIT CRE CONDUIT II, LLC

By:

Name:
Title:

RAIT FINANCIAL TRUST

By:

Name:
Title:

ACKNOWLEDGED:

[ ],

as Collateral Administrator

By:
Title:

Telephone:
Facsimile: